UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
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Grocery Outlet Holding Corp.
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Dear Fellow Stockholders,
Thank you for your support of Grocery Outlet. On behalf of the entire Board of Directors, we invite you to attend the 2022 Annual Meeting of Stockholders of Grocery Outlet Holding Corp. at 11:00 a.m. Pacific Daylight Time on Monday, June 6, 2022.
It is our privilege to be entrusted with the leadership of Grocery Outlet, serving as stewards of your capital and working to develop strategies and drive operations to maximize long-term value. Fiscal year 2021 was our second full year as a public company, and one that presented many challenges, including the surges of COVID-19 variants, pandemic-related labor shortages, inflationary pressures and global supply chain disruptions. Due to these difficult macroeconomic conditions, and on the back of very strong COVID-related results in 2020, our top- and bottom-line performance in 2021 was below both our long-term growth algorithm and our historical track record of double digit annual growth in Net Sales and Adjusted EBITDA(1) over the prior decade. From 2019 to 2021, we grew Net Sales and Adjusted EBITDA at 9.7% and 8.6% on a compounded basis, respectively.
Despite our disappointing financial results, we are pleased with our operational performance and progress that we made on our growth initiatives.
•
We leveraged our unique and flexible buying model, strong vendor relationships and differentiated independent operator model to deliver the unbeatable deals and exciting treasure hunt experience that our customers love.

•
We expanded our store base with the opening of 35 net new stores, representing close to 10% unit growth.

•
We embarked on several new initiatives to expand our customer reach and engagement, including piloting e-commerce and strategically expanding our product assortment.

We are confident that the strength of our differentiated model, combined with our strategic initiatives position us well for long-term growth. We are grateful to all of our entrepreneurial Independent Operators (“IOs”) and their employees for the dedication and commitment that they showed each and every day throughout a difficult year.
Proposed Fundamental Changes to Our Governance At the 2022 Annual Meeting of Stockholders to Initiate Implementation of Our Roadmap
In early 2021, Grocery Outlet engaged in conversations with stockholders representing over 54% of our then issued and outstanding shares. We both personally participated in these calls.
We took feedback received during this engagement process and formulated a roadmap to enhance our corporate governance. Our governance roadmap, which is described in more detail in the accompanying proxy statement, sets forth a phased process that enables us to thoughtfully transition our governance practices from a private-equity controlled company to an independent public company with a diverse stockholder base. Notably, in early 2022, our Board and Nominating and Corporate Governance Committee took the following actions:
•
We adopted a director resignation policy that provides for the contingent resignation of a director who receives more “withheld” votes than “for” votes at an uncontested director election, as well as the process of the Nominating and Corporate Governance Committee and the Board to consider such resignation offer and to publicly disclose the Board’s decision on whether to accept such offer.

•
We approved, and have submitted proposals in the accompanying proxy statement for stockholder approval, to (i) eliminate certain supermajority voting provisions from our Certificate of Incorporation and (ii) fully declassify the Board by 2026.

•
We amended our Amended and Restated Bylaws to (i) eliminate supermajority provisions to amend our bylaws and (ii) implement a majority voting standard for directors in uncontested elections and a plurality voting standard in contested elections (effective for and after our 2023 annual meeting of stockholders).

We greatly appreciate the input we received from stockholders that helped us shape this plan, and we respectfully request your vote in accordance with our Board’s recommendations for the 2022 Annual Meeting of Stockholders.
Sustainability and Corporate Responsibility at Grocery Outlet
At Grocery Outlet, our historical growth has been powered by our unique business model in which sustainability is at the heart of our culture, strategy and operations. Our opportunistic sourcing capability and flexible supply chain allow us to procure product that would otherwise go to waste. We empower our IOs to curate their assortments and offer these products at deep value to their local customers. We believe that building long-term, win-win partnerships with our communities and our suppliers is essential to our business model and future growth. Moreover, we recognize that reducing waste and enhancing the productive use of resources is intrinsically tied to our operational excellence. And hence, true to our mission of Touching Lives for the Better, we believe that sustainable business practices are essential to the creation of long-term value at Grocery Outlet.
During our stockholder outreach, we also received valuable stockholder feedback related to environmental and social matters. During such engagement, we consistently heard that our stakeholders appreciated the environmental and social attributes that are embedded within our model and that they looked forward to receiving a formal report describing metrics material to our business. Following those conversations, we created a sustainability working group consisting of representatives from various Grocery Outlet departments as well as external advisors. Our objective is to identify and assess additional ESG factors that are material to our business, develop strategies to support our ESG goals, and formalize our disclosures to demonstrate progress. To that end, we plan to conduct a materiality assessment and gap analysis in 2022 and publish our first sustainability report in 2023.
On behalf of Grocery Outlet’s Board of Directors and the management team, we pledge to continue to work as your fiduciaries to enable the sustainability and success of Grocery Outlet’s long-term strategies. Thank you for your continued support.
Sincerely,

Erik D. Ragatz	Eric J. Lindberg, Jr.
Chairman of the Board	Chief Executive Officer

Notice of Annual Meeting of Stockholders
To be held on Monday, June 6, 2022
11:00 a.m. Pacific Daylight Time
www.virtualshareholdermeeting.com/GO2022
To the Stockholders of Grocery Outlet Holding Corp.:
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Grocery Outlet Holding Corp. (the “Company”) will be on Monday, June 6, 2022, at 11:00 a.m. Pacific Daylight Time online through a live webcast at www.virtualshareholdermeeting.com/GO2022. At the 2022 Annual Meeting, stockholders will be asked:
1.
To elect the three Class III directors named in the accompanying proxy statement to hold office until the 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service;

2.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation;

4.
To approve amendments to our Amended and Restated Certificate of Incorporation to (i) eliminate applicable supermajority voting requirements and (ii) make certain other changes to remove obsolete language;

5.
To approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors by 2026; and

6.
To transact such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes each of these items of business in detail.
Only stockholders of record as of April 11, 2022 will be entitled to attend and vote at the 2022 Annual Meeting and any adjournment or postponement thereof. There will not be a physical location for the 2022 Annual Meeting and you will not be able to attend the meeting in person. We have designed the virtual format of the 2022 Annual Meeting to provide stockholders substantially the same rights and opportunities to participate as they would have at an in-person meeting.
Your vote is important. To be sure your vote counts and assure a quorum, please promptly vote over the Internet or by telephone or by mail as described in the accompanying proxy statement, whether or not you plan to participate in the 2022 Annual Meeting via live webcast. If your common stock is held in the name of your broker, bank or other nominee you will need to follow the instructions provided to you by the institution that holds your common stock to instruct them how to vote your shares.
By order of the Board of Directors,
Pamela B. Burke
Chief Stores Officer,
Interim General Counsel & Secretary
Emeryville, California
April 22, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2022:
Our official Notice of the 2022 Annual Meeting of Stockholders, Proxy Statement and 2021 Annual Report, including our Form 10-K for fiscal year 2021, are available electronically at www.proxyvote.com

Potential Payments Upon Termination or Change in Control	58
CEO PAY RATIO	62
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65
EQUITY COMPENSATION PLAN INFORMATION	67
PROPSALS FOR CONSIDERATION AT ANNUAL MEETING	68
Proposal 1—Election of Class III Directors	68
Proposal 2—Ratification of Independent Registered Public Accounting Firm	69
Proposal 3—Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation	70
Proposal 4—Approval of Amendments of our Certificate of Incorporation to (i) Eliminate Applicable Supermajority Voting Requirements and (ii) Make Certain Changes to Remove Obsolete Language	71
Proposal 5—Approval of Amendment to our Certificate of Incorporation to Declassify our Board of Directors by 2026	73
ADDITIONAL INFORMATION	75
Frequently Asked Questions About the Proxy Materials and the Annual Meeting	75
OTHER MATTERS	81
Availability of Fiscal Year 2021 Annual Report to Stockholders	81
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting of Stockholders	81
Delinquent Section 16(a) Reports	82
Delivery of Documents to Stockholders Sharing an Address	82
Transfer Agent Information	83
Forward-Looking Statements	83

“Adjusted EBITDA” referred to in preceding letter to stockholders, is a non-GAAP financial measure, which excludes the impact of certain special items. For supplemental information about this number and a reconciliation of adjusted EBITDA to net income computed in accordance with GAAP see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—GAAP to Non-GAAP Reconciliations” included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 (“Fiscal Year 2021”) (the “2021 Annual Report”) before voting. A copy of our 2021 Annual Report, including financial statements and operating performance, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.
As used in this proxy statement, unless the context otherwise requires, references to “Grocery Outlet,” the “Company,” “we,” “us,” “our” or “our business” refers to Grocery Outlet Holding Corp. (collectively with its wholly owned subsidiaries), except as expressly indicated or the context otherwise requires.
The information available on or through our website is not part of this Proxy Statement.
The accompanying proxy statement and proxy card are first being made available on or about April 22, 2022.
2022 Annual Meeting of Stockholders
Date:	June 6, 2022
Time:	11:00 a.m. Pacific Daylight Time
Location:	Via webcast at www.virtualshareholdermeeting.com/GO2022
Record Date:	April 11, 2022
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.
To participate in the 2022 Annual Meeting of Stockholders (including any postponement or adjournment thereof), you must have the sixteen-digit number that is shown on your Notice of Internet Availability or on your proxy card (if you elected to receive proxy materials by mail).
Proposals and Voting Recommendations
PROPOSAL	BOARD RECOMMENDATION	PAGE
1 Election of Class III directors	FOR each director nominee	68
2 Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022	FOR	69
3 Advisory (non-binding) vote to approve our Named Executive Officer compensation	FOR	70
4 Amendments to our Amended and Restated Certificate of Incorporation to (i) eliminate applicable supermajority voting requirements; and (ii) make certain other changes to remove obsolete language	FOR	71
5 Amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors by 2026	FOR	73
Page	1	Grocery Outlet 2022 Proxy Statement

Proxy Summary
Voting Methods
You can vote in one of four ways:
✓
Visit www.proxyvote.com to vote VIA THE INTERNET

✓
Call 1-800-690-6903 to vote BY TELEPHONE

✓
If you received a printed copy of the proxy materials, sign, date and return your proxy card or voting instruction form in the prepaid enclosed envelope to vote BY MAIL

✓
Attend the virtual meeting to vote DURING THE MEETING

To reduce our administrative and postage costs and the environmental impact of our 2022 Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 5, 2022. Stockholders may revoke their proxies at the time and in the manner described on page 79 of this Proxy Statement.
If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.
About Grocery Outlet Holding Corp.
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 410 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada and New Jersey.
Fiscal Year 2021 Highlights
Fiscal Year 2021 was our second full year as a public company, and one that presented many challenges including the pandemic and global supply chain issues. Due to these challenging macroeconomic conditions, and on the back of very strong COVID-related results in the fiscal year ending January 2, 2021 (“Fiscal Year 2020”), our top- and bottom-line performance in Fiscal Year 2021 was below our long-term growth algorithm and our historical track record of double-digit annual growth in Net Sales and Adjusted EBITDA(2)over the prior decade. From fiscal year 2019 to fiscal year 2021, we grew Net Sales and Adjusted EBITDA(2) at 9.7% and 8.6% on a compounded basis, respectively.
Despite our disappointing financial results, we are pleased with our operational performance and progress we made on our growth initiatives. We leveraged our unique and flexible business model to deliver the unbeatable deals and exciting treasure hunt experience that our customers love. While the pandemic continued to fluctuate in severity, we were able to opportunistically secure various products originally targeted for other industries that would have otherwise gone to waste. We expanded our store base with the opening of 35 net new stores in 2021, representing close to 10% unit growth. In addition, we embarked on several new initiatives to expand our customer reach and engagement, including piloting e-commerce and strategically expanding our product assortment.
Our independent operators continued to deliver exceptional values and the WOW! shopping experience to their local communities. While the past year presented our IOs with unprecedented challenges, they rose to the occasion in order to serve their customers and we continued to invest in systems and process improvements to support them.
We realigned our organizational structure to streamline and strengthen corporate resources available to our independent operators, while continuing to support local decision-making and independence. To lead this effort, in late 2021 we took action to promote Pamela B. Burke, our then Chief Administrative Officer, General Counsel and Secretary, to the newly created position of Chief Stores Officer (which was effective on January 1, 2022).
Page	2	Grocery Outlet 2022 Proxy Statement

Proxy Summary
Our Fiscal Year 2021 results reflect solid execution during a challenging environment while continuing to scale our business in support of our long-term growth objectives. Financial highlights from the Fiscal Year 2021 include:
Net Sales $3.08 Billion(1)	Comparable Store Sales -6.0% (+6.6% on a two-year stacked basis)
Net Income $62.3 Million $0.63 Diluted EPS	415 Stores at Fiscal Year End 35 Net New Stores Opened
Adjusted Net Income(2) $89.9 Million $0.90 Adjusted Diluted EPS(2)	Adjusted EBITDA(2) $198.5 Million

(1)
Net Sales decreased 1.8% and were roughly flat versus the prior year after adjusting for the 53rd week in Fiscal 2020.

(2)
Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. For supplemental information about these numbers and a reconciliation of adjusted EBITDA and non-GAAP adjusted net income to net income computed in accordance with GAAP see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—GAAP to Non-GAAP Reconciliations” included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

Except where noted, each of the above comparisons is based on a 52-week Fiscal Year 2021 versus a 53-week Fiscal Year 2020. For more complete information regarding our 2021 performance, please review our 2021 Annual Report.
Stockholder Engagement
Our Board and management value the opportunity to engage with our stockholders to better understand and focus on the priorities that matter most to them, and to foster consistent and constructive dialogue. Throughout the year, our Investor Relations team and leaders of our business engage with our stockholders to seek their input, to remain well-informed regarding their perspectives and help increase their understanding of our business and industry. The feedback received from our stakeholder outreach efforts is communicated to and considered by the Board, and our engagement activities have produced valuable feedback that helps inform our decisions and our strategy, where appropriate.
Following the distribution of equity owned by our former controlling stockholder in 2020, we did not have a single stockholder beneficially holding over 11% of the outstanding shares of our common stock as of the end of Fiscal Year 2020. This change in concentration of stockholders presented an ideal opportunity for our directors and members of senior management to proactively initiate investor outreach efforts through requested meetings with stockholders. From these requests, during the first quarter of 2021 we were able to engage with stockholders representing over 54% of our issued and outstanding shares (the “Q1 2021 Stockholder Engagement”).

As part of the Q1 2021 Stockholder Engagement, we solicited feedback from stockholders regarding their views on our governance, sustainability and various other matters integral to the Company, including human capital management, Board composition and diversity, and other ESG topics. Key impacts of such engagement are noted throughout this Proxy Statement.

Page	3	Grocery Outlet 2022 Proxy Statement

Proxy Summary
Governance
CLASS III DIRECTOR NOMINEES AS OF RECORD DATE
The Board has nominated each of the three Class III directors listed below to be elected at the 2022 Annual Meeting for three-year terms.
NAME	AGE	POSITION
Carey F. Jaros	44	Director Member of the Audit and Risk Committee
Eric J. Lindberg, Jr.	51	Chief Executive Officer
Norman S. Matthews	89	Director Member of the Compensation Committee Member of the Nominating and Corporate Governance Committee

•
Ms. Jaros, an independent director since September 2020, serves as President and Chief Executive Officer and a member of the board of directors of GOJO Industries, Inc., a global manufacturer of hand hygiene and surface disinfecting products and the maker of PURELL® brand Hand Sanitizer. As a sitting CEO, Ms. Jaros brings perspective on a broad range of management topics and also contributes her knowledge of retail and consumer products. She has substantial experience developing corporate strategy, assessing emerging industry trends as well as optimizing business operations. Ms. Jaros has been identified by our Board as an audit committee financial expert.

•
Mr. Lindberg, a director since January 2006, has served as our Chief Executive Officer since January 2019. Previously, from January 2006 to December 2018, Mr. Lindberg served as our Co-Chief Executive Officer, and he has served in various positions with the Company since 1996. As our Chief Executive Officer, Mr. Lindberg brings to our Board significant senior leadership, and his detailed knowledge of our operations, finances, strategies and industry garnered over his 25-year tenure with us makes him well qualified to serve as our Chief Executive Officer and as member of the Board.

•
Mr. Matthews, an independent director since 2014, served in various senior management positions for Federated Department Stores from 1978 to 1988, including most recently as President from 1987 to 1988. Mr. Matthews has extensive knowledge of the retail industry and strategic marketing and sales and corporate governance practices from his years as a senior executive and member of the boards of directors of several public companies (including two other current public company boards).

Page	4	Grocery Outlet 2022 Proxy Statement

Proxy Summary
GOVERNANCE PRINCIPLES
Set forth below are certain of our key governance principles:
WHAT WE DO	WHAT WE DON’T DO
✓ Independent, non-Executive Chairman of Board	No dual classes of common stock
✓ Strong director independence, with fully independent Committees and a substantially independent Board	No poison pill
✓ Since IPO, significant Board refreshment and enhanced Board diversity	No director overboarding
✓ Comprehensive Board and Committee evaluation process	No hedging or pledging
✓ Regular executive sessions of independent directors
✓ Plurality plus resignation policy for uncontested director elections, with majority voting standard effective as of 2023 annual meeting of stockholders
✓ Significant Board and Committee oversight of strategy and risk
✓ Our Nominating and Corporate Governance Committee is overseeing our ESG strategy and process

In addition to the Board’s recent adoption of a majority voting standard effective in 2023, the Board has submitted proposals for the 2022 Annual Meeting for stockholders to approve amendments to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to:
•
Eliminate certain supermajority voting provisions

•
Declassify the Board by 2026

Page	5	Grocery Outlet 2022 Proxy Statement

Proxy Summary
Compensation of our Named Executive Officers
KEY ELEMENTS OF FISCAL YEAR 2021 COMPENSATION
Substantially consistent with Fiscal Year 2020, the key elements of our NEO pay mix in Fiscal Year 2021 consisted of:
•
Base salary

•
The AIP, an annual performance-based cash bonus, generally based on our achievement of adjusted EBITDA and comparable store sales performance goals

•
Long-term equity incentives, consisting of time-vesting restricted stock units (“RSUs”) and performance-vesting stock units (“PSUs”)

◦
The Committee set the mix of long-term equity incentive value as 70% PSUs and 30% RSUs for our Chief Executive Officer and 60% PSUs and 40% RSUs for the other Named Executive Officers, thereby making a substantial portion of their compensation performance-based

◦
PSUs were based on our achievement of revenue and adjusted EBITDA growth goals, equally weighted, over a three-year performance period

In line with our compensation philosophy that a significant portion of our executive pay be tied to company performance:
•
approximately 83% of our Chief Executive Officer’s and 75% of our other NEO’s target total compensation is variable with value ultimately tied to the achievement of objective corporate goals or stock price performance

•
approximately 64% of our Chief Executive Officer’s and 52% of our other NEO’s target total compensation is performance-based through the achievement of objective corporate goals

The charts below illustrate the target mix of pay (excluding benefits and perquisites) for our CEO and other NEOs for Fiscal Year 2021.
FISCAL YEAR 2021 DETERMINATIONS AND PERFORMANCE
BASE SALARY	AIP	EQUITY
✓ Reasonable merit base salary increases	✓ No change to target bonus opportunity as % of base salary ✓ Based on our performance, no AIP awards were earned or paid to any of our Named Executive Officers in Fiscal Year 2021	✓ No change to target equity opportunity as % of base salary
Page	6	Grocery Outlet 2022 Proxy Statement

PROXY STATEMENT
2022 Annual Meeting of Stockholders to be held on June 6, 2022
This Proxy Statement is being furnished together with our 2021 Annual Report in connection with the solicitation of proxies by our board of directors (“Board of Directors” or “Board”) for the 2022 Annual Meeting. On or about April 22, 2022, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.
CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Evolution
While pursuing our long-term strategy of being the nation’s largest extreme value retailer by bringing top brands to customers at the prices they love, we have relied on protections from significant macroeconomic and stock price volatility and potential short-term hostile threats through the use of customary governance provisions for new public companies. Our governance structure also has been useful and appropriate given our recent transition to a non-controlled company following the sale and distribution of our common stock by our former controlling stockholder, Hellman & Friedman LLC (“H&F”) that led our IPO in June 2019.
Our Board has continued to evaluate our governance structure following the valuable feedback elicited from the Q1 2020 Stockholder Engagement, and has determined to gradually phase out certain of these governance provisions. The Board has developed the following corporate governance roadmap, which outlines its current and future intent regarding specified corporate governance practices:

# Grocery Outlet Governance Roadmap

2019
New public company governance protections
2020-2021
Added five new members of the Board, including four women, two members from underrepresented communities
Independent Chairman of the Board
Independent Board Commitees
2022
Eliminate supermajority voting rights*
Implement plurality + resignation policy for uncontested elections
Establish to declassify the Board in 2026*
2023
Effectiveness of Majority voting standard for uncontested elections
2026
Effectiveness of declassified Board
Proxy access
H&F acquires majority interest in Company
June 2019
Company IPO (controlled company)
October 2019
H&F sells common shares; Company is non-controlled
May 2020
H&F distributes remainder of common shares
2014
2019
2020
CURRENT

*Requires stockholder approval

Page	7	Grocery Outlet 2022 Proxy Statement

Corporate Governance and Board Matters
HIGHLIGHTS OF CURRENT CORPORATE GOVERNANCE PRACTICES
Our current corporate governance practices include:
•
Independent, Non-Executive Chairman—Our leadership structure separates the offices of Chief Executive Officer (Mr. Lindberg) and Chairman of the Board (Mr. Ragatz serving as non-executive Chairman of the Board). As Chairman, Mr. Ragatz holds regular executive sessions of independent directors.

•
Substantial Board and full Committee independence—Nine of our eleven current directors are independent, and all of our Board Committees are comprised entirely of independent directors. Each Committee is authorized to hire, determine compensation of and establish the work plan for advisors independent of management.

•
Board refreshment and commitment to diversity—Since our IPO in 2019, we have added four women directors, including two from underrepresented communities. However, one of such directors, Maria Fernanda Mejía, who is a woman and from an underrepresented community, resigned in January 2022 due to her appointment to an executive position with another company. We will continue to recruit directors from underrepresented communities as we believe the fresh perspectives and breadth of diversity have enhanced, and will continue to enhance, the Board’s overall effectiveness. The recent Board refreshment also greatly increased the breath of skills and industry experience on the Board.

•
Annual Board and Committee evaluations—The Nominating and Corporate Governance Committee coordinates a comprehensive annual Board and Committee evaluation process, including providing a report and leading a discussion of overall results to the Board.

•
Single voting class of common stock—All holders of Grocery Outlet’s common stock have the same voting rights (one vote per share of stock).

•
No poison pill—We do not have an effective stockholder rights plan, commonly known as a poison pill.

•
No director overboarding—We maintain a policy with respect to director overboarding. We currently do not have any members of our Board who are overboarded under our policy.

•
Director resignation policy in uncontested elections—We maintain a director resignation policy which provides for the contingent resignation of a director who receives more “withheld” votes than “for” votes in an uncontested director election, as well as the process of the Nominating and Corporate Governance Committee and the Board to review such resignation offer and publicly disclose the Board’s decision on whether to accept such offer.

2022 PROPOSALS TO STOCKHOLDERS AND BOARD ACTION
•
Board Proposal to Eliminate Supermajority Voting Provisions—In this Proxy Statement, our Board is submitting a proposal for stockholders to approve eliminating certain supermajority voting provisions from our Certificate of Incorporation.

•
Board Proposal to Declassify the Board of Directors—In this Proxy Statement, our Board is submitting a proposal for stockholders to approve fully declassifying the Board in 2026. Our Certificate of Incorporation currently divides the Board into three separate classes, with one class being elected by our stockholders each year for three-year terms.

•
Majority Voting Standard for Director Elections—In April 2022, our Board amended our Amended and Restated Bylaws (the “Bylaws”) to eliminate supermajority provisions to amend our bylaws and to implement a majority voting standard for directors in uncontested elections and a plurality voting standard in contested elections (effective for and after our 2023 annual meeting of stockholders).

Page	8	Grocery Outlet 2022 Proxy Statement

Corporate Governance and Board Matters
Our Environmental, Social and Governance Approach
At Grocery Outlet, attention to environmental, social and governance (“ESG”) issues is integral to our business strategy and our culture. Our focus on ESG and corporate responsibility reflects our business model and our commitment to live out our mission to Touch Lives for the Better. We believe focusing on the best interests of our stakeholders and engaging with our stakeholders in a transparent fashion are critical components to our approach to generating value for our stockholders.
At Grocery Outlet, we believe that being a good environmental and social citizen is not just the right thing to do from a moral perspective but the right thing to do for long-term value creation. Our unique business model is inherently one of positive impact: (i) our opportunistic sourcing model reduces food waste by providing an efficient distribution channel for excess inventory, (ii) our store footprint delivers healthy, affordable nutrition to underserved communities, (iii) our success and growth provides our employees with meaningful opportunities for professional growth and financial gain, and (iv) our independent operator model provides entrepreneurs with the opportunity to run their own businesses and serve their communities. Having a positive impact on all of those we touch is part of the history and culture of Grocery Outlet and continues to be a guiding principle as we grow our business. We expect these positive impacts will grow as we continue to expand our retail footprint.
The importance of sustainable growth as it relates to the environment becomes of increasing focus and importance as we grow. Our Director of Refrigeration Engineering, Energy & Sustainability is an important element to these efforts and we have already taken important steps to improve our environmental impact. In the energy management area, we have several initiatives underway, including a pilot program in which we are testing natural refrigerants, obtaining green chill certification for new stores, and partnering with a pilot group of our independent operators to participate in the Self-Generation Incentive Program. We are also analyzing ways to reduce energy in our stores with alternatives to traditional lighting. While our unique opportunistic sourcing model results in reduced food waste, for decades our IOs have partnered with local food bank organizations to donate food and other items that would have otherwise been discarded. California Senate Bill 1383 (“California law SB 1383”) now formally requires, among other things, that we and our IOs in California donate a certain amount of edible food that would otherwise have been thrown away to food recovery organizations. Our IOs in California have adopted formal donor partner agreements to ensure that their regular donating activities meets the technical requirements of this new legislation. We continue to actively pursue energy and waste management programs across our stores and in collaboration with our IOs.
Our Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate responsibility, sustainability and impacts to our environmental, social and governance issues, as well as our public reporting regarding these matters. To support our efforts in this area, we have engaged an outside ESG advisor and are in the process of evaluating emerging best practices, policies at other companies and market standards. We intend to conduct a gap analysis and materiality assessment during fiscal 2022 to evaluate potential ESG risks and opportunities relevant for our Company based on internal interviews and surveys of our key stakeholders. Further, we will evaluate leading ESG frameworks and determine which ones are the most relevant to us. We plan to publish our first sustainability report during fiscal year 2023.
Our Commitment to Human Capital Management
At Grocery Outlet, our mission is to Touch Lives for the Better. To do this, we work together to foster and enhance a culture grounded in talented and passionate people who live our values: entrepreneurship, integrity, achievement, family, service to others, diversity and fun. Our employees are at the heart of who we are and what we do. Our values translate into our human capital offerings to recruit, engage, develop, reward and retain employees who believe in our mission and emulate our values. As of the end of Fiscal Year 2021, we had 946 employees, 803 of whom were full-time and 143 of whom were part-time. As of January 1, 2022, 427 of our employees were based at our corporate headquarters in Emeryville, California, and our Leola, Pennsylvania office, 130 of which were classified as field employees. As of January 1, 2022, our distribution centers employed 331 persons. The remaining 188 employees were employees in our Company-operated stores.
As with many companies, the COVID-19 pandemic and its direct and indirect effects has put a strain on our people, and we experienced higher than our usual turnover. However, we are proud of our efforts in Fiscal Year 2021 to engage with, “re-recruit” and elicit feedback from our employees as we continue to navigate the effects of the pandemic on our people as well as the effects of what has been called “The Great Resignation.” To this end, we proactively addressed employee engagement and retention by listening to our employees through “re-recruiting” conversations, roundtable meetings and “All Hands” open
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forum meetings. From these meetings, we gleaned valuable information that helped us begin to further address work environment and schedule flexibility, career development, emotional support and total rewards concerns.
COVID-19 SAFETY MEASURES
In response to the COVID-19 pandemic, we continued to reinforce and implemented new safety precautions we determined were in the best interest of our employees, and which comply with government regulations. These measures included allowing certain of our employees to work from home, while implementing additional safety measures for employees continuing critical on-site work, including providing personal protective equipment, health and temperature checks, spacing markers, plexiglass shields at check stands, signage regarding face coverings and physical distancing and sanitation stations. We closely monitor the evolving landscape of the COVID-19 pandemic so we can quickly make appropriate decisions to support and keep our employees safe.
BOARD INVOLVEMENT IN HUMAN CAPITAL MATTERS
Our Board and Board Committees provide oversight on human capital matters and risks including employee engagement, equity, diversity and inclusion (“ED&I”), talent development and succession planning. Our full Board provides oversight of our executive management talent development, succession planning and talent acquisition, and has access to key leaders and other key talent throughout the organization through participation in Board and Board Committee meetings. Our Audit and Risk Committee provides oversight for enterprise risk management. Our Nominating and Corporate Governance Committee oversees the effectiveness of our governance and social responsibility policies, goals and programs. Our Compensation Committee provides oversight of our total rewards offerings for employees and conducts both a yearly compensation benchmarking assessment and yearly compensation risk assessment.
EMPLOYEE DEVELOPMENT
We seek to grow leaders at every level of our organization by creating a culture of mentoring and coaching. As part of our succession planning, we prioritize growing talent internally within our organization and invest resources to develop our employee’s skill sets and career path. Some of our offerings during Fiscal Year 2021 (offered virtually and, in some cases, in person) included:
•
A Customized Leadership Resilience program for all employees at or above the director level focusing on a variety of topics including, leading and working in a remote environment, strengthening teamwork, learning agility, and managing anxiety

•
Certification program opportunities, including offerings in personal growth and professional development

•
Lunch and learn events, featuring a wide variety of personal development topics and industry speakers

•
Individual coaching for leadership development, and other leadership training on an ad hoc basis

During Fiscal Year 2021 we promoted 83 employees and of those employees, 40 were promoted to leadership positions, including four to vice president positions.
EMPLOYEE COMPENSATION AND BENEFITS
We provide compensation and comprehensive benefits designed to recruit and retain the talent necessary to advance our mission, meet our business goals and execute our long-term growth strategy. Our compensation components vary by employee level and include cash base compensation, cash bonuses, equity awards and a profit-sharing program. As part of our IPO, each of our then current employees, regardless of level, was granted an equity award scheduled to vest in one tranche in June 2023. Our generous and highly competitive health and welfare benefits programs during Fiscal Year 2021, available equitably to full-time employees, include:
•
Leading healthcare offered to employees, including medical, vision, dental, life insurance, accidental death and dismemberment, long-term disability, health savings accounts and wellness programs

•
An employee assistance program providing free access to financial, legal and mental health counseling; parenting and childcare resources; adult care services; a travel assistance program; and training courses on topics such as time management, work/life balance, and personal growth

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•
Free access to on demand mental health support, providing confidential coaching and counseling

•
A 401(k) and profit-sharing program available to all employees meeting eligibility requirements (See “Compensation, Discussion and Analysis” below for further information)

•
An education assistance program providing tuition reimbursement for eligible employees seeking to improve their job-related skills through additional education (subject to the conditions of the program). We also participate in the California Grocers Association Educational Foundation program to offer scholarships to employees, IOs and dependents

CULTURE AND DIVERSITY, EQUITY AND INCLUSION
We report annually on employment data, including ethnicity, in line with Equal Employment Opportunity Commission guidelines and we believe that a diverse and inclusive team is critical to our long-term business success and makes us a better company.
EMPLOYEE DIVERSITY AS OF JANUARY 1, 2022
Women	38%
Racially and ethnically diverse	58%
While all employment related decisions are made based on merit and without any quota requirements, our ongoing diversity commitment has resulted in the hiring and promotion of a diverse workforce. In Fiscal Year 2021, over 70% of our newly hired employees were racially and ethnically diverse, and over 35% were women. Also in Fiscal Year 2021, over 50% of our promoted employees were racially and ethnically diverse and nearly 60% of our promoted employees were women.
We have several employee resource groups (“ERGs”) that enhance our inclusive and diverse culture, including our overarching ED&I Council, our Black Partnership Network and our WOW! (Winning with Outstanding Women) Network. We also invite the launch of new ERGs with our ERG resource guide. We provide regular training and open employee discussions on diversity topics, including those relating to current events in our communities. In Fiscal Year 2021, we encouraged all employees to participate in an ED&I Survey that included a number of questions designed to measure employee beliefs and attitudes about the Company’s progress toward executing its ED&I strategy. We had a response rate of nearly 75% and the results highlighted both our successes and opportunities with respect to our ED&I practices.
We have made concerted efforts to expand the diversity of our Board and our executive leadership. Currently, of the ten non-executive members of our Board, three are women and one member is Black. Our senior leadership team consists of eleven individuals, three of whom are women, two of whom are Black, and one of whom is Native American.
We will continue to focus on recruiting and retaining women and historically underrepresented populations. We will also continue to focus on cultivating an inclusive and diverse corporate culture through continued education for all our employees, ERGs and talent development across our organization.
We strive to nurture and uphold an inclusive, diverse environment free from discrimination of any kind, including sexual or other discriminatory/ harassing behavior. We do this by setting an appropriate tone at the top with an open-door policy and robust policies/procedures such as our Code of Business Conduct and Ethics (the “Code of Ethics”) (which includes access to an anonymous hotline) as well as an internal audit function—all of which support compliance with regulations and ethical behavior. We conduct regular training on all of our corporate policies, including on our Code of Ethics and Insider Trading policies, and on topics such as workplace harassment and cybersecurity.
COMMUNITY INVOLVEMENT
The commitment by Grocery Outlet to our communities extends well beyond our offices and storefronts. We pride ourselves on giving back to local communities. In Fiscal Year 2021, through a coordinated effort with our independent operators and suppliers involving food, cash and online donations, we held our 11th Annual Independence from Hunger food drive, which supported over 400 non-profit agencies and helped reduce food insecurity and food waste within the communities in which we operate. In the eleven years Grocery Outlet has run this food drive, we and our IOs have raised approximately $14 million to fight food insecurity.
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As an additional part of our efforts to fight hunger and minimize food waste, for decades our IOs have partnered with local food bank organizations to donate food and other items that would have otherwise been thrown away. California law SB 1383 now formally requires, among other things, that we and our IOs in California donate a certain amount of edible food that would otherwise have been thrown away to food recovery organizations. Our IOs in California have adopted formal donor partner agreements to ensure that their regular donating activities meets the technical requirements of this new legislation.
COMPANY FOUNDATION
In 2011 we established the Touching Lives Foundation, a 501(c)(3) non-profit organization. The Foundation’s purpose is to help people within the Grocery Outlet family (i.e. employees and immediate family members of Grocery Outlet or independent operators) who have financial need resulting from a catastrophic life event. The Foundation has covered expenses, among others, related to illness, funeral expense, emergency travel, temporary housing and relocation. The Touching Lives Foundation receives financial support from the Board members, management and employees of Grocery Outlet, independent operators, an annual corporate endowment from Grocery Outlet, Inc., as well as outside donors.
Code of Business Conduct and Ethics
We have adopted a Code of Ethics applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Ethics. The Code of Ethics is available under the Corporate Governance tab of our Investor Relations page of our website at https://investors.groceryoutlet.com. If we ever were to amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our Internet website set forth above rather than by filing a Form 8-K.
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Board of Directors
DIRECTORS AS OF RECORD DATE
NAME	AGE	POSITION	TERM ENDING
Carey F. Jaros	44	Director Member of the Audit and Risk Committee	CLASS III -2022
Eric J. Lindberg, Jr.	51	Chief Executive Officer	CLASS III -2022
Norman S. Matthews	89	Director Member of the Compensation Committee Member of the Nominating and Corporate Governance Committee	CLASS III -2022
Kenneth W. Alterman	65	Director Chair of the Compensation Committee	CLASS I -2023
John (“Jeb”) E. Bachman	66	Director Chair of the Audit and Risk Committee	CLASS I -2023
Thomas F. Herman	81	Director Member of the Audit and Risk Committee Member of the Nominating and Corporate Governance Committee	CLASS I -2023
Erik D. Ragatz	49	Chairman of the Board Chair of the Nominating and Corporate Governance Committee Member of the Compensation Committee	CLASS I -2023
Mary Kay Haben	66	Director Member of the Nominating and Corporate Governance Committee	CLASS II -2024
Gail Moody-Byrd	64	Director Member of the Audit and Risk Committee	CLASS II -2024
S. MacGregor Read, Jr.	51	Vice Chairman of the Board	CLASS II -2024
Jeffrey R. York	58	Director Member of the Compensation Committee	CLASS II -2024
SPECIFIC SKILLS, EXPERIENCE AND QUALIFICATIONS
Our Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any stockholders agreement of which the Company is a party. The Board, through the Nominating and Corporate Governance Committee, also monitors the mix of specific experience, qualifications and skills of its directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. This process has led to significant Board refreshment since our IPO in June 2019, which included an increased focus on director independence and diversity.
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NOTABLE STATISTICS	9 of 11 independent directors	3 of 11 female directors	1 of 11 ethnically diverse director	8.7 years average director tenure
5 new directors since IPO	2 departures in 2020	1 departure in 2022	BOARD REFRESHMENT
Set forth below are other key skills, experience and qualifications evaluated by our Nominating and Corporate Governance Committee and Board.
SKILLS AND EXPERIENCE
Retailing and/or Consumer Packaged Goods Provide operational and strategic advice and oversight to our executive management on the business of national retail companies, including our industry.	11
Marketing and Brand Management Provide experience and advice as our executive management seeks to increase brand awareness and market share among customers.	7
Executive Management Provide our executive management with perspective in analyzing and overseeing the execution of operational, organizational and policy issues	10
Public Company Experience Offer insights regarding the operation of a public company and public company board, including key issues of corporate governance, audit, compensation, SEC matters, stakeholder engagement and regulatory/compliance matters.	5
Finance, Accounting and Financial Reporting Understand, oversee and advise our management with respect to our operating and strategic performance, capital structure, finance and investing activities, financial reporting and internal control over financial reporting.	8
Risk Oversight Provide our executive management with perspective in identifying, analyzing, addressing and mitigating enterprise risks, financial risks, business continuity risks and other risks.	10
Digital Transformation or Technology Offer insights regarding using technologies to create new or modify existing business processes to meet evolving business, market and customer expectations.	4
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BOARD DIVERSITY MATRIX (AS OF APRIL 8, 2022)
Total Number of Directors	11
PART I: GENDER IDENTITY	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Directors	3	8	—	—
PART II: DEMOGRAPHIC BACKGROUND
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Black or African American	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—
DIRECTOR RECRUITMENT, NOMINATIONS AND APPOINTMENTS
The Nominating and Corporate Governance Committee is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the Board. The Nominating and Corporate Governance Committee may solicit recommendations for nominees from other members of the Board and management. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates.
The Committee will take into account all factors it considers appropriate in recommending candidates for election to the Board, which will include:
•
ensuring that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience (including current employment), prior and current service on public company boards, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert”), local or community ties and service, and diversity (age, race, ethnicity and gender, among other factors);

•
minimum individual qualifications, including integrity, strength of character, mature and good business judgment, familiarity with the Company’s business and industry, independence of thought and ability to work collegially; and

•
the extent to which the candidate would fill a present need on the Board.

The Committee will consider the qualifications of nominees recommended by stockholders. We did not receive any recommendations for director nominations from stockholders for the 2022 Annual Meeting.
NOMINATION RIGHTS AND SUPPORT OBLIGATIONS UNDER OUR AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
Our Amended and Restated Stockholders Agreement provides, among other terms, that the Executive Stockholders (as defined in the Amended and Restated Stockholders Agreement) and the Read Trust Rollover Stockholders (as defined in the Amended and Restated Stockholders Agreement), trusts controlled by Mr. Lindberg, Mr. Read or members of their immediate family,
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acting together by majority vote, will have the right to nominate one person (such person, the “Stockholder Nominee”) to our Board for so long as such stockholders collectively own at least 5% of our outstanding shares of common stock. The Amended and Restated Stockholders Agreement also provides that our Chief Executive Officer will be nominated to our Board. The Stockholder Nominee, Mr. Read, is a Class II director and the Chief Executive Officer, Mr. Lindberg, is a Class III director and director nominee at the 2022 Annual Meeting.
Pursuant to the Amended and Restated Stockholders Agreement, we must include the Stockholder Nominee and the Chief Executive Officer nominee on the slate that is included in our proxy statements relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such persons as we provide to any other individual standing for election as a director. In addition, each stockholder party to the Amended and Restated Stockholders Agreement agrees to vote in favor of the Company slate that is included in our proxy statement.
In the event that the Stockholder Nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the amended and restated stockholders agreement are entitled to appoint another nominee to fill the resulting vacancy.
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DIRECTOR BACKGROUND AND QUALIFICATIONS
The following biographical information sets forth the business experience during at least the past five years of each director nominee and each director whose term of office will continue after the 2022 Annual Meeting, together with a brief discussion of the specific experience, skills, expertise, backgrounds and other attributes that led to the conclusion that each director should continue to serve on the Board.
2022 Class III Director Nominees
CAREY F. JAROS
Director since September 2020 Committees • Audit and Risk Committee Other Public Company Directorships • None
Ms. Jaros, 44, serves as President and Chief Executive Officer and a member of the board of directors of GOJO Industries, Inc., a global manufacturer of hand hygiene and surface disinfecting products and the maker of PURELL® brand Hand Sanitizer. Ms. Jaros joined GOJO Industries in 2014 as a director and served as the company’s Chief Operating Officer and Chief Strategy Officer prior to becoming CEO in January 2020. She is also a director of ACRT Services Inc., a vegetation management ESOP. Previously, Ms. Jaros served for over a decade in various senior management positions at Deal Tire and at Bain and Company, a management consulting firm. Ms. Jaros has been a board member and advisor to more than a half-dozen early stage companies including edtech startup WISR Inc., and personal care startup Aunt Flow.
Qualifications And Experience
As a sitting CEO, Ms. Jaros brings perspective on a broad range of management topics and also contributes her knowledge of retail and consumer products. She has substantial experience developing corporate strategy, assessing emerging industry trends as well as optimizing business operations. Ms. Jaros has been identified by our Board as an audit committee financial expert.

ERIC J. LINDBERG, JR.
Director since January 2006 Other Public Company Directorships • None
Mr. Lindberg, 51, has served as our Chief Executive Officer since January 2019 and as a director since January 2006. Previously, from January 2006 to December 2018, Mr. Lindberg served as our Co-Chief Executive Officer. Prior to being appointed Co-Chief Executive Officer, Mr. Lindberg served in various positions with the Company since 1996. Mr. Lindberg and Mr. Read are cousins by marriage.
Qualifications And Experience
As our Chief Executive Officer, Mr. Lindberg brings to our Board significant senior leadership, and his detailed knowledge of our operations, finances, strategies and industry garnered over his 25-year tenure with us makes him well qualified to serve as our Chief Executive Officer and as member of the Board.

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NORMAN S. MATTHEWS

Director since October 2014
Committees
•
Compensation Committee

•
Nominating and Corporate
Governance Committee

Other Public Company Directorships
•
The Children’s Place Inc. (NASDAQ: PLCE)
(2009 to current)

•
Party City Holdco, Inc.
(NASDAQ: PRTY)
(2013 to current)

•
ThredUp Inc. (NASDAQ: TDUP) (Private: 2014-2021; since IPO: 2021-current)

•
Spectrum Brands Holdings, Inc. (NYSE: SPB) (2010 to 2021)

Mr. Matthews, 89, served in various senior management positions for Federated Department Stores from 1978 to 1988, including most recently as President from 1987 to 1988. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. Mr. Matthews currently serves on the boards of directors of The Children’s Place Inc., Party City Holdco, Inc. and ThredUp Inc. He also previously has served as director of Spectrum Brand Holdings, Inc., Henry Schein, Inc. and The Progressive Corporation.
Qualifications And Experience
Mr. Matthews has extensive knowledge of the retail industry and strategic marketing and sales and corporate governance practices from his years as a senior executive and member of the boards of directors of several public companies.

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Class I Directors with Terms Expiring in 2023
KENNETH W. ALTERMAN
Director since February 2011 Committees • Compensation Committee (Chair) Other Public Company Directorships • None
Mr. Alterman, 65, currently retired, most recently served as an Executive Adviser to Savers, Inc., a retail thrift store chain from January 2017 to January 2022. He previously served as the President, Chief Executive Officer and a director of Savers, Inc. from January 2004 to January 2017 and as the Vice President and General Manager from December 2002 to December 2003.
Qualifications And Experience
Mr. Alterman has extensive knowledge of the discount industry, as well as substantial experience developing corporate strategy and assessing emerging industry trends and business operations.

JOHN (“JEB”) E. BACHMAN

Director since November 2019
Committees
•
Audit and Risk Committee (Chair)

Other Public Company Directorships
•
The Children’s Place Inc. (NASDAQ: PLCE)
(2016 to current)

•
Recharge Acquisition Corp. (NASDAQ: RCHG)
(2020 to current)

•
WEX Inc. (NASDAQ: WEX)
(2016-2021)

Mr. Bachman, 66, has been an outside director for various public companies since his retirement in 2015. From 1978 to 2015, Mr. Bachman was a certified public accountant at the accounting firm, PricewaterhouseCoopers LLP (“PwC”), most recently as a partner. At PwC, Mr. Bachman served for six years as the Operations Leader of the firm’s U.S. Assurance Practice with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Mr. Bachman currently serves on the boards of directors of The Children’s Place Inc. and Recharge Acquisition Corp.
Qualifications And Experience
Mr. Bachman is a retired CPA and has extensive background in auditing, as well as business strategy and risk oversight experience from serving in the leadership of one of the world’s largest accounting firms. Mr. Bachman has been identified by our Board as an audit committee financial expert.

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THOMAS F. HERMAN
Director since 2004 Committees • Audit and Risk Committee • Nominating and Corporate Governance Committee Other Public Company Directorships • None
Mr. Herman, 81, served as the President and Chief Operating Officer of Good Guys, Inc., a consumer electronics retailer from 2003 to 2004. Prior to that time, he served in various management positions, including at Oak Harbor Partners, a boutique financial services firm, Employment Law Learning Technologies, a distance learning company focused on employment law, Alamo Group, a real estate & operations business, American Copy Jewelry and the San Francisco Music Box Co.
Qualifications And Experience
Mr. Herman has significant retail experience and financial expertise based on his years of senior executive experience as well as his prior experience serving on the boards of public companies such as Crdentia Corp. and Good Guys, Inc. Mr. Herman has been identified by our Board as an audit committee financial expert.

ERIK D. RAGATZ

Chairman of the Board since October 2014
Committees
•
Compensation Committee

•
Nominating and Corporate
Governance Committee (Chair)

Other Public Company Directorships
•
Snap One Holdings Corp. (NASDAQ: SNPO)
(2017 to current)

Mr. Ragatz, 49, has served as a Partner at Hellman & Friedman LLC, a private equity firm, since January 2008. Mr. Ragatz leads Hellman & Friedman’s efforts to invest in the consumer, retail and industrial sectors. He currently serves as Chairman and a member of the board of directors of Snap One Holdings Corp. He also serves as lead outside director and as a member of the audit and compensation committees of Wand TopCo Inc. (d/b/a Caliber Collision) and At Home Group, Inc., both private H&F portfolio companies.
Qualifications And Experience
Mr. Ragatz has significant strategic, financial, and business development expertise, along with insight into the proper functioning and role of corporate boards of directors, gained through his years of service on the boards of directors of H&F’s portfolio companies.

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Class II Directors with Terms Expiring in 2024
MARY KAY HABEN

Director since November 2019
Committees
•
Nominating and Corporate Governance Committee

Other Public Company Directorships
•
The Hershey Company
(NYSE: HSY) (2013 to current)

•
Equity Residential (NYSE: EQR) (2011 to current)

Ms. Haben, 66, has been an outside director for various public companies since her retirement in February 2011. From April 2007 to February 2011, Ms. Haben held various senior positions with Wm. Wrigley Jr. Company, a confectionery company, most recently as President, North America. Prior to that time, she held several key positions during her 27-year career with Kraft Foods, Inc., a grocery manufacturing and processing conglomerate, including serving as President of multibillion dollar divisions. Ms. Haben currently serves on the boards of directors of The Hershey Company and Equity Residential.
Qualifications And Experience
Ms. Haben has substantial governance expertise and experience with consumer preferences as a senior executive for consumer-packaged goods companies.

GAIL MOODY-BYRD
Director since January 2021 Committees • Audit and Risk Committee Other Public Company Directorships • None
Ms. Moody-Byrd, 64, has served as Vice President, Marketing, LinkedIn Sales Solutions at LinkedIn Corporation since March 2022. Previously, she served as the Chief Marketing Officer of Noodle.ai, a software company, from November 2018 to February 2022. Prior to Noodle.ai, from September 2007 to June 2017, Ms. Moody-Byrd held various positions with SAP SE, a multinational software corporation, most recently as Vice President of Web Marketing. Her retail industry experience also includes roles with divisions of Macy’s and Target Corporation, with Levi, Strauss & Co., and as a retail consultant with McKinsey & Company and Walter K. Levy Associates.
Qualifications And Experience
Ms. Moody-Byrd has extensive marketing and retail background, as well as experience in driving brand awareness, demand generation and business development.

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S. MACGREGOR READ JR.
Director since January 2006 Vice Chairman since April 2020 Other Public Company Directorships • None
Mr. Read, 51, served as the Executive Vice Chairman of the Company from January 2019 through April 2020. In April 2020, Mr. Read became the Vice Chairman of our Board. From January 2006 to December 2018, Mr. Read served as our Co-Chief Executive Officer. Prior to being appointed Co-Chief Executive Officer, Mr. Read served in various positions with the Company since 1996. Mr. Read and Mr. Lindberg are cousins by marriage.
Qualifications And Experience
Mr. Read has extensive knowledge of our operations, finances, strategies and industry garnered over his 25-year tenure with us.

JEFFREY R. YORK
Director since November 2010 Committees • Compensation Committee Other Public Company Directorships • None
Mr. York, 58, has served as Partner, Farm Boy Stores and Special Advisor to Sobeys, Inc. the second largest food retailer in Canada, since June 2020. Previously, he served as Co-Chief Executive Officer and President of Farm Boy, Inc., a grocery retailer from November 2009 through June 2020. Mr. York currently serves as a member of the boards of directors of Focus Graphite, an advanced exploration and mining company, Braille Energy Systems, Inc., a manufacturer of race car batteries and other energy storage devices and Stria Lithium, a junior mineral exploration company with lithium claims in Northern Quebec.
Qualifications And Experience
Mr. York has extensive knowledge of the grocery industry and corporate governance based on his experience as a senior executive and serving on boards of directors.

Director Independence
Pursuant to the corporate governance listing standards of The NASDAQ Stock Market LLC (“Nasdaq”), a director employed by us cannot be deemed to be an independent director. Each other director will qualify as independent only if the director satisfies a series of objective tests, including that the director has not engaged in various types of business dealings with us, and that our Board affirmatively determines, on a subjective basis, that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has affirmatively determined all of our current directors are independent in accordance with the Nasdaq rules, other than Mr. Lindberg, who serves as our Chief Executive Officer and Mr. Read, who served as Executive Vice Chairman of the Company through April 2020. In making these determinations, the Nominating and Corporate Governance Committee reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities as they may relate to us and our management, and determined that no subjective independence concerns existed. Each member of the Committees is independent under Nasdaq rules
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Additionally, our Board has determined that each of the members of the Audit and Risk Committee and Compensation Committee qualify as independent in accordance with the additional independence rules established by the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq.
Board Leadership Structure
Our Board has a general policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to further enhance the Board’s oversight of management. In the event that such positions are not separated, a lead independent director would be elected. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board with Mr. Lindberg serving as our Chief Executive Officer and Mr. Ragatz serving as non-executive Chairman of the Board. We believe this is appropriate as it provides Mr. Lindberg with the ability to focus on our day-to-day operations and implementing strategies while allowing Mr. Ragatz to lead our Board in its fundamental role of providing advice to and oversight of management, including by leading Board executive sessions of the independent directors and presiding at all Board and stockholder meetings. Mr. Ragatz qualifies as independent under applicable rules and regulations of the SEC and Nasdaq. Further, the Committees consist solely of independent directors and provide significant oversight and leadership of key Board functions.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of policies and practices, including certain matters described under “Highlights of Current Corporate Governance Practices.” Additionally, these guidelines address:
•
the role and responsibilities, size and composition of the Board

•
the independence of directors

•
the selection of Chairman of the Board,

•
potential and actual conflicts of interest

•
consideration of matters impacting director service, including a change in present job responsibility and retirement age (see below)

•
director orientation and continuing education

•
the lead independent director role, if any

•
the conduct of Board meetings

•
standing Committees

•
expectations of directors

•
management succession planning

•
Board compensation

•
communications with stockholders and non-employee directors

•
the process for evaluating Board performance

A copy of our Corporate Governance Guidelines is available on our website at https://investors.groceryoutlet.com under the “Corporate Governance” section.
Waiver of Retirement Age Requirement for Mr. Matthews. Our Corporate Governance Guidelines provide that a director is generally required to retire from our Board when they reach the age of 80, provided that a director serving as a member of our Board as of the date of our IPO may continue to serve until the next stockholder meeting coincident with or following his or her 80th birthday at which directors of the class to which such director belongs will be elected. On the
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recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.
Mr. Matthews, a Class III director nominee for election at the 2022 Annual Meeting, exceeds our retirement age. After consideration of facts and circumstances that it deemed relevant, our Nominating and Corporate Governance Committee recommended, and our Board approved, a waiver of this requirement for Mr. Matthews and re-nominated him. The Nominating and Corporate Governance Committee and the Board considered, among other things, the current composition of our Board, including the mix of diversity in age and tenure, as well as Mr. Matthews’ participation and continuing valuable contributions to the Board.
Board and Board Committee Meetings and Annual Meeting Attendance
The Board and its Committees meet throughout the year at regularly scheduled meetings and also hold special meetings as needed. Additionally, they act by unanimous written consent when needed and appropriate. During the Fiscal Year 2021, there were five meetings of the Board, eight meetings of the Audit and Risk Committee, six meetings of the Compensation Committee and seven meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and its Committees on which they served during the period they served in Fiscal Year 2021.
In addition, our independent directors regularly meet in executive session, without management present. The Chairman of the Board, currently Mr. Ragatz, chairs these executive sessions of independent directors. Our fully independent Committees also regularly meet in executive session (chaired by the respective Committee Chair).
We strongly encourage our directors to attend our annual meetings of stockholders. Eleven of our then twelve members attended our 2021 annual meeting of stockholders.
Board and Committees’ Role in Risk Oversight
Our Board and its Committees has extensive involvement in overseeing the Company’s risk management through their activities, some of which are noted below. We believe that the leadership structure of our Board and Committees provides appropriate risk oversight.
Full Board
•
General risk management oversight, including strategic, operational, financial and legal risks

•
Joint leadership with management regarding crisis management, such as the Company’s response to the COVID-19 pandemic, and disaster recovery activities

Audit and Risk Committee
•
Oversees enterprise risk management and reviews key findings and strategies to mitigate identified risks

•
Oversees significant financial risk exposures, including liquidity, legal, regulatory and other contingencies

•
Regularly reviews reports from the Company’s legal, regulatory and compliance functions, including ethics hotline

•
Oversees cybersecurity risk management

Compensation Committee
•
Annually reviews whether any compensation programs encourage excessive risk taking, as well as risk mitigation policies and considerations

•
Increasing role in overseeing human capital management, including any human capital risks identified in the enterprise risk management process

Nominating and Corporate Governance Committee	• Considers any governance risks identified in in the enterprise risk management process • Responsible for sustainability or other risks related to ESG
Enterprise Risk Management Process. Our Audit and Risk Committee oversees our approach to enterprise risk management, which is designed to work across our business to identify, assess, govern and manage risks and our response to those risks. The Senior Director of Corporate Internal Audit & Enterprise Risk, who reports functionally and administratively to
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our Chief Financial Officer and directly to the Audit and Risk Committee, leads an annual risk assessment process. Through this process, risks are identified through a series of interviews and quetionnaires, and then prioritized based on quantitative and qualitative factors that consider the likelihood and impact of the risk. Senior management aligns on critical risks and then identifies risk owners among the executive leadership team. Overall results are reported to and discussed with the Audit and Risk Committee annually and more frequently based on the materiality of specified risks. The Audit and Risk Committee provides updates to the Board, at least annually, on such review.
Cybersecurity, Data Privacy and Data Security. We consider cybersecurity to be an important issue affecting the enterprise both in terms of economic risk and reputational risk. Our Chief Information Officer regularly provides reports to the Audit and Risk Committee regarding cybersecurity and related topics. We have implemented controls in line with the requirements of the International Organization for Standardization and have assessed our cybersecurity maturity levels against the National Institute of Standards and Technology framework to set appropriate standards and guidelines. We monitor and remediate threats through our managed detection and response, and our vulnerability management programs. We provide regular employee communications and training, regularly review our incident response and breach notification plan, and leverage third-party expertise for testing, assessments and improvements.
We have in place a cybersecurity incident response team, comprised of members of the Company’s information security, legal, human resources and communications teams, and whose function is to respond to any such incident, define and seek to control the extent of the incident, assess and remediate any damage caused, and implement measures designed to prevent future reoccurrences.
During the COVID-19 pandemic, the Audit and Risk Committee and management have focused on ensuring that we have secure remote access with trusted devices, endpoint security controls and infrastructure resiliency. As part of this process, we enhanced our security incident response procedures to address risks specific to remote working conditions. We continue to improve our security posture with process improvement, testing, simulation training and investments where necessary.
Compensation Risk Analysis
The Compensation Committee reviews management’s annual assessment of our compensation programs and policies for our executive officers as well as for our other employees to determine whether those programs and policies encourage excessive risk taking that are reasonably likely to have a material adverse effect on our Company. Our compensation policies and practices (including those for our executive officers described in more detail under “Compensation Discussion and Analysis” below) balance short- and long-term goals and awards, as well as the mix of the cash and equity components, and have reasonable payout caps and other risk mitigants, including our clawback policy and stock ownership guidelines (for executives and directors). Based upon this review, the Compensation Committee believes the elements of our compensation programs and policies do not encourage unnecessary or excessive risk-taking that are reasonably likely to have a material adverse effect on us.
Committees of the Board
The standing Committees of our Board include: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each standing Committee are described below, as well as above under “Board and Committees’ Role in Risk Oversight”. Members will serve on these Committees until their resignation, retirement or other termination of service, or until otherwise determined by our Board. Current copies of the charters for each of these Committees are available on our website at https://investors.groceryoutlet.com, under the “Corporate Governance” section.
The following table sets forth the standing Committees and their Chairs and members as of the date of this Proxy Statement. Neither Mr. Lindberg or Mr. Read served on any standing Committees.
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Ms. Haben and Mr. York served on the Audit and Risk Committee during Fiscal Year 2021 until June 2021.
Audit and Risk Committee.   The Audit and Risk Committee is solely and directly responsible for the appointment, compensation, retention, oversight of the work and termination, if any, of our independent registered accounting firm, Deloitte & Touche LLP (“Deloitte & Touche” or “Deloitte”). The additional primary responsibilities of the Audit and Risk Committee are to provide assistance to the Board regarding:
•
oversight of the quality and integrity of the Company’s financial statements, including the oversight of the Company’s accounting and financial reporting processes and reviewing reports filed or furnished to the SEC that include new financial statements or results;

•
oversight of the Company’s compliance with legal and regulatory requirements;

•
review and assessment of the independent registered public accounting firm’s qualifications, performance and independence;

•
oversight of the Company’s corporate compliance program, including the Code of Ethics, and investigating possible violations thereunder;

•
oversight of the risk management policies and procedures of the Company;

•
the preparation of the Audit and Risk Committee report included in our proxy statement, as well as the review of related disclosures in such proxy statement; and

•
review of the work plan and performance of the Company’s internal audit function.

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Corporate Governance and Board Matters
The Board has determined that each of Messrs. Bachman and Herman and Ms. Jaros qualifies as an “audit committee financial expert” under SEC rules, and that each member of the Audit Committee has sufficient knowledge in reading and understanding financial statements to serve on such Committee.
Compensation Committee.   The primary responsibilities of the Compensation Committee are to provide assistance to the Board regarding:
•
evaluating, with the assistance of the CEO, the performance of the executive officers (other than the CEO);

•
annually determining the appropriate peer group and survey data in connection with evaluating executive compensation and benefits;

•
approving the compensation program and target compensation of the Company’s executive officers (other than the CEO) and recommending to the full Board the compensation program and compensation of the non-employee members of the Board;

•
consider on an annual basis management’s assessment of whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•
monitoring or administering incentive and equity-based compensation plans;

•
review any compensation-related disclosures in this Proxy Statement, including reviewing and discussing with management our “Compensation, Discussion and Analysis” and producing the Compensation Committee Report included in our proxy statement, and reviewing any stockholder proposals related to such matters;

•
overseeing certain matters related to human capital management; and

•
being solely and directly responsible for the engagement, qualifications, scope of work, performance, independence and fees of the Compensation Committee’s independent compensation consultant.

The Board has determined that each member of the Compensation Committee qualifies as a non-employee director under applicable rules and regulations of the SEC.
To the extent permitted by applicable law and the Nasdaq rules, the Compensation Committee may delegate its responsibilities to a subcommittee and may authorize members of our Human Resources department to carry out certain administrative duties regarding our compensation programs. Pursuant to delegated authority from the Compensation Committee, the Committee Chair and the Chief Executive Officer approve certain equity awards for non-executive officer employees, subject to specified limitations.
For Fiscal Year 2021, the Compensation Committee determined to re-engage Korn Ferry as its independent consultant. In connection with such engagement, the Committee reviewed the independence of Korn Ferry based on the factors specified by Nasdaq as well as other factors it deemed relevant, and any conflicts of interest raised by the work of Korn Ferry. In Fiscal Year 2021, management engaged Korn Ferry for consulting services regarding certain non-executive compensation matters. The fees for those services were less than $120,000. The Committee determined that there were no conflicts of interest raised by Korn Ferry’s work for management. For information on the processes and roles for determining compensation, including the role of the Compensation Committee’s independent consultant, Korn Ferry, and the role of our Chief Executive Officer, in the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” below.
Nominating and Corporate Governance Committee.   The primary responsibilities of the Nominating and Corporate Governance Committee are to provide assistance to the Board regarding:
•
developing and recommending to the Board a set of corporate governance principles applicable to the Company, including reviewing key governance policies of the Company (including the Corporate Governance Guidelines and Code of Ethics) and monitoring or administering such policies as specified therein;

•
identifying and evaluating individuals qualified to become directors (including candidates nominated or recommended by stockholders), consistent with the criteria approved by the Board and set forth in Company policies,

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Corporate Governance and Board Matters
and recommending to the Board the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;
•
reviewing director independence;

•
evaluating the composition the Board and considerations related to director succession planning;

•
reviewing Committee membership and Board and Committee leadership roles;

•
overseeing the evaluation of the Board and its Committees;

•
review any governance-related disclosures in this Proxy Statement, and reviewing any stockholder proposals related to such matters;

•
oversight of management and director engagement with stockholders;

•
reviewing matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to the Company’s business of environmental, social and governance issues, and the Company’s public reporting on these topics; and

•
otherwise taking a leadership role in overseeing and developing the corporate governance of the Company.

Compensation Committee Interlocks and Insider Participation
Compensation decisions are made by our Compensation Committee, which in Fiscal Year 2021 consisted of Kenneth W. Alterman, Norman S. Matthews, Erik D. Ragatz and Jeffrey R. York. None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.
We have entered into indemnification agreements with our directors as described in “Certain Relationships and Related Party Transactions—Indemnification of Directors and Officers.”
Communications with the Board of Directors
Our Board welcomes correspondence from our stockholders. Stockholders may initiate in writing any communication with our Board or any individual director by sending the correspondence to our General Counsel, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA, 94608. This centralized process assists our Board in reviewing and responding to stockholder communications in an appropriate manner. The General Counsel will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party.
Our General Counsel will not forward communications that are not relevant to the duties and responsibilities of the Board, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
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Corporate Governance and Board Matters
Director Compensation
Pursuant to our non-employee director compensation policy, cash and equity compensation is paid or made, as applicable, to each member of our Board who is not an employee of us or any parent or subsidiary of us, (each, a “Non-Employee Director”).
Non-Employee Director Cash Compensation
Under our Non-Employee Director compensation policy in effect for Fiscal Year 2021, Non-Employee Directors receive the following cash compensation:
Component of Cash Retainer	($)
Annual cash retainer for Board service:
Chairman or Vice Chairman	175,000
Other Non-Employee Directors	75,000
Annual cash retainer for Committee service:
Audit and Risk Committee – Chair	25,000
Audit and Risk Committee – Member	15,000
Compensation Committee – Chair	15,000
Compensation Committee – Member	10,000
Nominating and Corporate Governance Committee – Chair	10,000
Nominating and Corporate Governance Committee – Member	7,500
The annual retainers are earned on a quarterly basis based on a calendar quarter.
Under our current Non-Employee Director compensation policy, none of our directors receive separate compensation for attending meetings of our Board or any Committees. All directors are reimbursed for travel and other expenses directly related to director activities and responsibilities.
Charitable Donations of Compensation Made by Mr. Ragatz
In Fiscal Year 2021, Mr. Ragatz elected to forgo the additional annual cash retainer fee of $100,000 payable to him in connection with his service as Chairman of the Board and elected to donate the other Board and Committee annual cash retainer fees payable to him (equal to $95,000) to our Touching Lives Foundation. He has made the same elections with respect to his Fiscal Year 2022 compensation.
Non-Employee Director Equity Compensation
The current non-employee director compensation policy provides that each Non-Employee Director will be granted an RSU award under our 2019 Incentive Plan (the “2019 Incentive Plan”) with respect to a number of shares of our common stock having a grant date fair market value of $100,000 (rounded up to the next whole share). The number of shares underlying the annual RSU grant is calculated by dividing $100,000 by the fair market value as of our common stock (which is the closing price of a share of our common stock on Nasdaq) on the annual RSU grant date. Non-Employee Directors who join the Board mid-year receive a prorated grant.
Subject to the Non-Employee Director’s continued service with us on the applicable vesting date, the annual RSU awards will generally vest in full over twelve months or in full upon a change in control. Upon vesting, the annual RSU grant will be settled in shares of our common stock within 30 days of the date on which the relevant vesting date occurs.
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Director Equity Ownership Guidelines
Our director equity ownership guidelines provide that our Non-Employee Directors are expected to achieve and maintain ownership of equity with a total value equal to five times the annual cash retainer for Board service ($75,000 for Fiscal Year 2021). Non-Employee Directors are expected to initially satisfy such guidelines within a five-year initial compliance period. As of December 31, 2021, all non-employee directors in service were either in compliance with the guidelines or within the compliance period and making appropriate progress.
For purposes of the guidelines, a director’s holdings include: (i) shares owned separately by the director or owned either jointly or with, or separately by, his or her immediate family, (ii) shares held in trust for the benefit of the director or his or her immediate family members, (iii) shares purchased on the open market, (iv) shares obtained through stock option exercises (and not thereafter sold), (v) vested but unexercised in-the-money stock options and (vi) shares of restricted stock and RSUs, in each case, whether vested or unvested. Directors must hold 50% “net shares” (shares remaining after any tax liability is settled) received from their equity awards until the guidelines are met.
Fiscal Year 2021 Director Compensation Table
The following table summarizes the compensation paid to or earned by our directors in Fiscal Year 2021, excluding Mr. Lindberg whose compensation is disclosed in the Summary Compensation Table.
NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Kenneth W. Alterman	90,000	100,004	5,985	195,989
John E. (Jeb) Bachman	100,000	100,004	—	200,004
Mary Kay Haben	89,086	100,004	—	189,090
Thomas F. Herman	97,500	100,004	5,985	203,489
Carey F. Jaros	90,000	100,004	—	190,004
Norman S. Matthews	92,533	100,004	5,985	198,523
María Fernanda Mejía(4)	90,000	100,004	—	190,004
Gail Moody-Byrd(4)	90,000	100,004	—	190,004
Erik D. Ragatz(5)	95,000	100,004	—	195,004
S. MacGregor Read, Jr.(6)	175,084	100,004	—	275,088
Jeffrey R. York	91,586	100,004	5,985	197,575

(1)
This column represents the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the director Deferral Plan (defined below) for Board and committee service by each director for 2021. Messrs. Matthews and Read deferred all of their Fiscal Year 2021 cash compensation pursuant to the Deferral Plan. Accordingly, Mr. Matthews received 3,057 Deferred Stock Units (“DSUs”) and Mr. Read received 5,784 DSUs with respect to their Fiscal Year 2021 cash compensation.

(2)
Amounts reported in this column represent the grant date fair value of RSUs granted. RSU awards listed in this column may be deferred under the Deferral Plan. These amounts do not reflect actual amounts that may be paid to or realized by the director. See Note 7, Share-based Awards to our consolidated financial statements contained in our 2021 Annual Report for a discussion of all assumptions made by us in determining the grant date fair value under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each of our non-employee directors was granted an RSU award on March 4, 2021 (with a vesting commencement date of March 1, 2021) for 2,821 shares of our common stock, pursuant to our Non-Employee Director compensation policy and the terms of the 2019 Incentive Plan. Pursuant to our Deferral Plan, Ms. Haben, and Messrs. Alterman, Matthews and Read each made elections in 2020 to defer the issuance of all of their RSUs granted during Fiscal Year 2021, and in March 2022, they each received 2,821 DSUs upon vesting.

(3)
In connection with the 2018 Dividend (as defined and described in “Executive Compensation—Compensation Discussion and Analysis”), we made cash payments in the amount of $5,985 on January 8, 2021 to each of Messrs. Alterman, Herman, Matthews and York, in respect of RSUs each such person held that vested on December 31, 2020.

(4)
Mmes. Mejía and Moody-Byrd were each elected to our Board effective January 18, 2021. Ms. Mejía resigned from our Board in February 2022 in connection with her appointment to an executive role with another company.

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(5)
Mr. Ragatz elected to forgo the additional annual cash retainer fee of $100,000 payable to him in connection with his service as Chairman of the Board and elected to donate the other Board and Committee annual cash retainer fees payable to him (equal to $95,000) to Grocery Outlet’s Touching Lives Foundation.

(6)
See “Transition Agreement with Mr. Read” below for a discussion of Mr. Read’s compensation as a non-employee director.

Transition Agreement with Mr. Read
On January 6, 2020, Mr. Read informed us of his decision to transition to the newly created non-executive role of Vice Chairman of our Board, effective as of April 1, 2020. In connection with this transition, we entered into a letter agreement with Mr. Read.
Following his transition to the non-executive role of Vice Chairman of our Board and effective as of April 1, 2020, Mr. Read was and continues to be compensated in the same manner as other Non-Employee Directors pursuant to our Non-Employee Director compensation policy.
For purposes of Mr. Read’s outstanding option award agreements, Mr. Read’s transition to Vice Chairman of our Board did not constitute a Termination (as defined in the 2019 Incentive Plan) or a termination of Employment (as defined in our predecessor plan, the 2014 Stock Incentive Plan (the “2014 Stock Plan”)). Mr. Read’s outstanding options will continue to vest based on his continued service as a member of our Board, with such Termination, or termination of Employment, as applicable, occurring upon cessation of Mr. Read’s service on our Board. In the event of a termination of Mr. Read’s service as a director as a result of his not being re-elected to our Board, or his death or disability, (i) all of Mr. Read’s (A) outstanding unvested time-based options will become fully vested upon the date of such termination of service and (B) outstanding unvested performance-based options will remain outstanding and eligible to vest pursuant to the terms of the applicable option agreement and (ii) the options will remain outstanding through the applicable option expiration date.
Director Deferral Program
On November 6, 2020, the Compensation Committee approved the Grocery Outlet Holding Corp. Directors Deferral Plan (the “Deferral Plan”). All of our current Non-Employee Directors are eligible to participate in the Deferral Plan. Under the terms of the Deferral Plan, Non-Employee Directors may elect to defer all of their annual cash compensation and/or all of the Company shares issued upon settlement of their annual RSU award, in each case, in the form of DSUs credited to an account maintained by us. The number of DSUs credited in respect of annual cash compensation is determined by dividing the dollar amount of the deferred cash compensation by the fair market value of a share of our common stock on the date the cash compensation would otherwise have been paid to the director. DSUs are awarded from, and remain subject to the terms of, the 2019 Incentive Plan.
Each DSU represents the right to receive a number of shares of our common stock equal to the number of DSUs initially credited to the director’s account plus the number of DSUs credited as a result of any dividend equivalent rights (to which DSUs initially credited to a director’s account are entitled). Directors may elect that settlement of DSUs be made or commence on (i) the first business day in a year following the year for which the deferral is made, (ii) following termination of service on the Board or (iii) the earlier of (i) or (ii). Directors may elect that DSUs be settled in a single one-time distribution or in a series of up to 5 annual installments. In addition, DSU accounts will be settled upon a Change in Control (as defined in the 2019 Incentive Plan) or upon a director’s death. Notwithstanding the foregoing, with respect to Mr. Read only, he will forfeit the right to settlement of his DSUs to the extent that the DSUs would otherwise be settled upon a Change in Control that occurred prior to a specified date.
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AUDIT AND RISK COMMITTEE REPORT
Committee Membership
The Audit and Risk Committee of the Board (solely for the purpose of this report, the “Committee”) consists of John E. Bachman (Chair), Thomas F. Herman, Carey F. Jaros, and Gail Moody-Byrd. The Board has determined, in accordance with applicable Nasdaq and SEC rules and regulations, that all of the Committee members are independent and able to read and understand fundamental financial statements, and Messrs. Bachman and Herman and Ms. Jaros are audit committee financial experts.
Charter and Responsibilities
The Committee operates under a written charter adopted by the Board, which is available on our website at https://investors.groceryoutlet.com. The Committee reviews the charter annually and works with the Board to make any necessary amendments that may be appropriate to reflect the evolving role of the Committee.
Among other responsibilities set forth in its charter, the Committee assists the Board in overseeing our financial reporting, internal control and audit processes, monitoring our compliance with significant legal and regulatory requirements related to financial reporting and internal control, overseeing the Company’s major financial, enterprise, and certain other risk exposures and related risk mitigation policies, and evaluating the qualifications, scope of work, performance and independence of our independent registered public accounting firm. The Committee also is responsible for the engagement and establishing the terms of retention, including compensation, of our independent registered public accounting firm.
Management has the primary responsibility to establish and maintain a system of internal control over financial reporting, for the preparation, presentation and integrity of the financial statements, the reporting process and accounting and financial reporting principles, and compliance with applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche, LLP, is responsible for performing an independent audit of our financial statements and the effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue reports thereon. The Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
Fiscal Year 2021 Financial Statements
In the performance of its oversight function, the Committee reviewed and discussed our audited financial statements included in our Annual Report on Form 10-K for Fiscal Year 2021 and the reporting process with the Company’s management and Deloitte, as well as Deloitte’s audit report. In addition, the Committee discussed with Deloitte, with and without management present, the effectiveness of our internal control over financial reporting, and reviewed and discussed Deloitte’s report on internal control. The Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. These required communications included Deloitte’s perspective on the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments made by management, including related disclosures regarding critical accounting policies and significant accounting policies included in our Annual Report on Form 10-K for Fiscal Year 2021, and critical audit matters addressed in Deloitte’s audit report.
Based on the review and discussions with management and Deloitte described above, the Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for Fiscal Year 2021 filed with the SEC.
Other Reporting Matters
During Fiscal Year 2021, the Committee also reviewed and discussed with management and Deloitte the unaudited quarterly financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and the matters required to be discussed for an interim review by the applicable requirements of the PCAOB and SEC, our earnings press releases, our earnings guidance, and the use and presentation of non-GAAP financial information. Further, during Fiscal Year 2021, the Committee considered our critical accounting policies and significant judgements and estimates, and changes in the Company’s accounting practices, principles, controls and methodologies applicable to its financial statements.
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Audit and Risk Committee Report
Independence and Pre-Approval Policy
The Committee received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Committee concerning independence and has discussed that firm’s independence.
The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte. For each proposed service, Deloitte provides the Committee with a description of the service and sufficient information to confirm Deloitte’s determination that the provision of such service will not impair independence. The Committee reviewed and pre-approved all audit and non-audit services performed by Deloitte during Fiscal Year 2021 in accordance with established procedures.
Independent Registered Public Accounting Firm Tenure and Rotation
As part of its engagement process, the Committee considers whether to rotate the independent registered public accounting firm. Deloitte has been our independent registered public accounting firm since 2007. The Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive history with the Company. These include:
•
Higher quality audit work and accounting advice due to Deloitte’s institutional knowledge of and familiarity with our business and operations, accounting policies and financial systems, and internal control framework.

•
Operational efficiencies and a resulting lower fee structure because of Deloitte’s history and familiarity with our business.

In addition, the Committee oversees the process for evaluation and selection of the lead audit engagement partner every five years.
The Committee approved the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Audit and Risk Committee
John E. Bachman, Chair Thomas F. Herman Carey F. Jaros Gail Moody-Byrd
The foregoing report of the Audit and Risk Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates such report by reference therein.
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OTHER AUDIT AND RISK COMMITTEE MATTERS
FEE INFORMATION
The following table sets forth fees in connection with services rendered by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for Fiscal Year 2021 and Fiscal Year 2020.
	FISCAL YEAR 2021	FISCAL YEAR 2020
Audit Fees	$1,824,835	$2,402,790
Audit-Related Fees	$—	$—
Tax Fees	$245,908	$290,875
All Other Fees	$1,895	$1,895
Total Fees	$2,072,638	$2,695,560
Audit Fees
Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.
Tax Fees
Tax fees include fees for professional services rendered for tax compliance and tax consultation.
All Other Fees
All other fees include fees for a technical research tool subscription service.
AUDIT AND RISK COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Under our Audit and Risk Committee’s charter, the Audit and Risk Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. In pre-approving such services, the Committee considers whether the provision of services is consistent with maintaining the independence of the independent registered public accounting firm, including under applicable law. The Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services, provided that any such preapprovals will be presented to the full Committee at its next scheduled meeting.
All of the services provided by Deloitte & Touche LLP described above were approved by our Audit and Risk Committee. The Audit and Risk Committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our Audit and Risk Committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit and Risk Committee.
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EXECUTIVE OFFICERS
The following table sets forth information about our executive officers as of April 11, 2022:
NAME	AGE	POSITION
Eric J. Lindberg, Jr.	51	Chief Executive Officer
Robert Joseph Sheedy, Jr.	47	President
Charles C. Bracher	49	EVP, Chief Financial Officer
Andrea R. Bortner	60	EVP, Chief Human Resources Officer
Pamela B. Burke	54	EVP, Chief Stores Officer, Interim General Counsel and Secretary
Brian T. McAndrews	61	SVP, Chief New Store Development Officer
Steven K. Wilson	58	SVP, Chief Purchasing Officer
Set forth below is a brief description of the business experience of our executive officers. See “Board of Directors—Director Backgrounds and Qualifications” for biographical and other information for Mr. Lindberg. Our executive officers are appointed by our Board and serve until their successors have been duly appointed and qualified or their earlier resignation, retirement or other termination of service.
ROBERT JOSEPH SHEEDY, JR.
President Since January 2019
Mr. Sheedy previously served as our Chief Merchandise, Marketing & Strategy Officer from April 2017 to December 2018, our Chief Merchandise & Strategy Officer from March 2014 to April 2017 and our Vice President, Strategy from April 2012 to February 2014. Before joining us, Mr. Sheedy served in various roles at Staples Inc., an office supply company, from 2005 to 2012, most recently as their Vice President, Strategy

CHARLES C. BRACHER
EVP, Chief Financial Officer Since April 2012
Mr. Bracher previously served in roles at Bare Escentuals, Inc., a mineral cosmetics company, from 2005 to 2012, most recently as Chief Financial Officer. Mr. Bracher began his career in the Investment Banking Division of Goldman, Sachs & Co.

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Executive Officers
ANDREA R. BORTNER
EVP, Chief Human Resources Officer Since March 2020
Ms. Bortner previously served as Chief Human Resources Officer at Maxar Technologies, Inc., a space technology company, from August 2016 to October 2019 and as Chief Human Resources Officer at Catalina, an advertising and marketing company, from August 2012 to June 2016.

PAMELA B. BURKE
EVP, Chief Stores Officer, Interim General Counsel and Secretary Since January 2022
Ms. Burke previously served as our EVP, Chief Administrative Officer, General Counsel and Secretary from January 2019 to December 2021 and our General Counsel and Secretary from June 2015 to December 2018. Before joining us, Ms. Burke served in various management positions at CRC Health Group, Inc., a provider of specialized behavioral health services, most recently as Senior Vice President of Legal, HR and Risk from April 2010 to February 2015. Prior to CRC Health Group, Ms. Burke was a partner of DLA Piper.

BRIAN T. MCANDREWS
SVP, Chief Store Development Officer Since August 2020
Mr. McAndrews previously served as our Senior Vice President of Store Development overseeing all company real estate functions from July of 2018 to August 2020. Before joining us, Mr. McAndrews served as Chief Real Estate Officer at Conn’s Home Plus, a specialty retailer of home goods, including furniture, appliances and consumer electronics, from June 2017 to June 2018 and as Senior Vice President, Global Real Estate & Construction at Dollar Financial Corporation from February 2010 to June 2017.

STEVEN K. WILSON
SVP, Chief Purchasing Officer Since August 2020
Mr. Wilson previously served as our Senior Vice President of Purchasing from February 2018 to August 2020 and as our Vice President of Purchasing from July 2006 to January 2018. Prior to being appointed Vice President of Purchasing, Mr. Wilson served in various positions of increasing responsibility with us since 1994.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the philosophy, objectives, process and components of our compensation program for the following named executive officers (collectively, our “Named Executive Officers” or “NEOs”). The compensation program for our NEOs generally is consistent with the compensation program for other executive officers, and the Compensation Committee generally evaluates compensation programs for executive officers, including NEOs, as a group. The Compensation Committee administers our Named Executive Officer compensation program, except certain matters administered by the Board regarding our Chief Executive Officer.
Our Named Executive Officers are as follows:
NAME	TITLE IN FISCAL YEAR 2021
Eric J. Lindberg, Jr.	Chief Executive Officer
Charles C. Bracher	EVP, Chief Financial Officer
Robert Joseph Sheedy, Jr.	President
Pamela B. Burke*	EVP, Chief Administrative Officer, General Counsel and Secretary
Steven K. Wilson	SVP, Chief Purchasing Officer
* Effective January 1, 2022, Ms. Burke was appointed as EVP, Chief Stores Officer, Interim General Counsel and Secretary
Executive Summary
FISCAL YEAR 2021 COMPANY PERFORMANCE
The Fiscal Year 2021 was our second full year as a public company, and one that presented many challenges including the pandemic and global supply chain issues. Due to these challenging macroeconomic conditions, and on the back of very strong COVID-related results in Fiscal Year 2020, our top- and bottom-line performance in Fiscal Year 2021 was below both our long-term growth algorithm and our historical track record of double-digit annual growth in Net Sales and Adjusted EBITDA over the prior decade. From 2019 to 2021, we grew Net Sales and Adjusted EBITDA(1) at 9.7% and 8.6% on a compounded basis, respectively.
Despite our disappointing financial results, we are pleased with our operational performance and progress we made on our growth initiatives. We leveraged our flexible business model to deliver the unbeatable deals and exciting treasure hunt experience that our customers love. We expanded our store base with the opening of 35 net new stores in 2021, representing close to 10% unit growth. In addition, we embarked on several new initiatives to expand our customer reach and engagement, including piloting e-commerce and strategically expanding our product assortment.
Our IOs continued to deliver exceptional values and the WOW! shopping experience to their local communities. While the past year presented our IOs with unprecedented challenges, they rose to the occasion in order to serve their customers and we continued to invest in systems and process improvements to support them.
We realigned our organizational structure to streamline and strengthen corporate resources available to our independent operators, while continuing to support local decision-making and independence. To lead this effort, in late 2021 we took action to promote Ms. Burke to the newly created position of Chief Stores Officer effective on January 1, 2022.
Our Fiscal Year 2021 results reflect solid execution during a challenging environment while continuing to scale our business in support of long-term growth objectives. Financial highlights from Fiscal 2021 include:
•
Net Sales decreased by 1.8% to $3.08 billion. Net Sales were roughly flat versus the prior year after adjusting for the 53rd week in Fiscal 2020.

(1)
Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. For supplemental information about these numbers and a reconciliation of adjusted EBITDA and non-GAAP adjusted net income to net income computed in accordance with GAAP see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—GAAP to Non-GAAP Reconciliations” included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

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Compensation Discussion and Analysis
•
Comparable store sales decreased 6.0% compared to a 12.7% increase in the same period last year, reflecting 2-year stacked comparable store sales growth of 6.7%.

•
We opened 36 new stores and closed one store during the year, ending the year with 415 locations.

•
Net income decreased to $62.3 million, or $0.63 per diluted share.

•
Adjusted EBITDA(1) decreased to $198.5 million.

•
Adjusted net income(1) decreased to $89.9 million, or $0.90 per adjusted diluted share(1).

Except where noted, each of the above comparisons is based on a 52-week Fiscal Year 2021 versus a 53-week Fiscal Year 2020. For more complete information regarding our 2021 performance, please review our 2021 Annual Report.
KEY ELEMENTS OF FISCAL YEAR 2021 COMPENSATION
Substantially consistent with Fiscal Year 2020, the key elements of our NEO pay mix in Fiscal Year 2021 consisted of:
•
Base salary

•
The AIP, an annual performance-based cash bonus generally based on our achievement of adjusted EBITDA and comparable store sales performance goals (other than for Mr. Wilson, as discussed below)

•
Long-term equity incentives, consisting of time-vesting restricted stock units and performance-vesting stock units, with the PSUs based on our achievement of revenue and adjusted EBITDA growth goals over a three-year performance period

COMPENSATION MIX FOR NEOS
In line with our compensation philosophy that a significant portion of our executive pay be tied to company performance:
•
approximately 83% of our Chief Executive Officer’s and 75% of our other NEO’s target total compensation is variable with value ultimately tied to the achievement of objective corporate goals or stock price performance

•
approximately 64% of our Chief Executive Officer’s and 52% of our other NEO’s target total compensation is performance-based through the achievement of objective corporate goals

We believe this pay mix appropriately aligns the interests of executives with those of our stockholders. The charts below illustrate the target mix of pay (excluding benefits and perquisites) for our CEO and other NEOs for Fiscal Year 2021.
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Compensation Discussion and Analysis
FISCAL YEAR 2021 COMPENSATION DETERMINATIONS
BASE SALARY	AIP	EQUITY
✓ Reasonable merit base salary increases	✓ No change to target bonus opportunity as % of base salary ✓ Based on our performance, no AIP awards were earned or paid to any of our Named Executive Officers in Fiscal Year 2021	✓ No change to target equity opportunity as % of base salary
THE ROLE OF STOCKHOLDER SAY-ON-PAY VOTES
We provide our stockholders with the annual opportunity to cast an advisory vote on our NEO compensation (a Say-on-Pay proposal). The Compensation Committee considered stockholder support for our NEO compensation policies and practices based on the results of our most recent Say-on-Pay proposal at the 2021 annual meeting of stockholders, and no material changes were made to such policies and practices in 2021 or 2022 as a result. The Compensation Committee will continue to consider the results of future Say-on-Pay votes, including results for the current year when available, when making future compensation decisions for our NEOs.
EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY
Our compensation philosophy is the foundation for evaluating and improving the effectiveness of our executive compensation program and is regularly reviewed by the Compensation Committee. The following are the core elements of our executive compensation philosophy:
GOAL-ORIENTED	Our executive compensation program rewards the achievement of specific short-term (annual) and long-term financial goals, which are aligned with our operational and strategic objectives.
MARKET COMPETITIVE	Compensation levels and programs for executives, including the Named Executive Officers, should be competitive, relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract, motivate and retain the high caliber talent we require to lead, manage and successfully grow our Company.
PERFORMANCE-BASED	The majority of our executive compensation should be performance-based pay that is “at risk,” based on short-term and long-term financial goals that are key performance indicators and easily understood by investors and executives, as well as reasonably determined and measured.
INVESTOR-ALIGNED	Incentives should be structured to create a strong alignment between executives and investors on both a short-term and a long-term basis, each within our risk framework. Equity awards with long-term performance goals and vesting foster a shared culture of ownership. Our executives’ interests are aligned with those of our investors by further rewarding performance achieved above established goals.
FINANCIALLY EFFICIENT	Pay programs and features should attempt to minimize the impact on our earnings and maximize our tax benefits.
By incorporating these philosophies, we believe our executive compensation program is both responsive to our investors’ objectives and effective in attracting, motivating and retaining the level of talent necessary to lead, grow and manage our business successfully.
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Compensation Discussion and Analysis
When aligning our executive pay program with this philosophy, the Compensation Committee and the Company steadfastly adhere to the following best pay practices:
WHAT WE DO	WHAT WE DON’T DO
✓ Align short- and long-term incentive programs to stockholder interests	No tax gross ups on severance or change-in-control benefits
✓ Engage periodically with our stockholders regarding our executive compensation program	Our equity plan does not allow repricing or exchange of underwater options without stockholder approval
✓ Conduct an annual risk assessment of the Company’s compensation programs, policies and practices, and have confirmed not reasonably likely to have a material adverse effect	No hedging or pledging of our stock
✓ Maintain a clawback policy	No significant executive perquisites or supplemental benefits
✓ Maintain stock ownership guidelines to support the alignment of executive officer and Board interests with those of our stockholders	No dividend equivalents to executive officers on unvested RSU or PSU awards
✓ Our fully independent Compensation Committee retains and actively engages an independent compensation consultant	No single-trigger vesting of equity-based awards upon change in control
✓ Maintain a “pay for performance” cash incentive plan and a PSU equity award program, each based on objective financial goals aligned with business strategy and with payout cap of 200% of target	No guaranteed bonuses, excluding limited new hire inducement
✓ Annually determine our peer group and utilize peer group and survey benchmarking data
✓ Provide an annual stockholder Say-on-Pay vote
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Compensation Discussion and Analysis
Elements of 2021 NEO Compensation Program
The following is a summary of key considerations that affected the development of the Fiscal Year 2021 compensation targets and compensation decisions for our Named Executive Officers (and which the Compensation Committee believes will continue to affect its compensation decisions in future years):
COMPONENT		DESCRIPTION	OBJECTIVES AND LINK TO STOCKHOLDER VALUE
Short-Term	Base Salary	Annual fixed cash compensation	Securing and retaining executives by providing stability and reflecting the market for executive talent
Annual Incentive Plan (Bonus)
Annual cash compensation based on annual financial goals
•
Bonus target as percentage of base salary

Company performance goals generally:
•
60% adjusted EBITDA

•
40% comparable store sales growth

2021 payout range for each metric: 20% (threshold) to 200% (maximum)
Pay-for-performance focus/”at risk” compensation, linking our annual financial goals and short-term performance
Long-Term	PSUs
Performance-based award that vests in a single instalment on the third anniversary of the vesting commencement date and are based on two measures:
•
3-year cumulative revenue (50% weighting)

•
3-year cumulative adjusted EBITDA growth (50% weighting)

2021 payout range for each metric: 50% (threshold) to 200% (maximum)
Pay-for-performance focus/”at risk” compensation, incentivizing strategic long-term decision-making within our risk framework
	RSUs	Time-based award, with three equal annual instalments vesting over a three-year vesting period from the vesting commencement date	Foster a culture of ownership, aligning long-term interests of our executive officers and stockholders, within our risk framework
In addition to these key compensation elements, our Named Executive Officers are provided certain other compensation as set forth in “—Other Compensation” below.
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Compensation Discussion and Analysis
BASE SALARY
We pay our Named Executive Officers base salaries to compensate them for services rendered each year. Base salary is a regular, cash payment, the amount of which is based on position, experience and performance after considering the following primary factors: internal review of the executive’s compensation and the Compensation Committee’s assessment of the executive’s individual prior performance, as well as benchmarking data. Salary levels are typically considered annually as part of our performance review process but can be adjusted in connection with a promotion or other change in job responsibility. Merit-based increases to salaries of our Named Executive Officers are determined and approved each December or January by the Compensation Committee after an assessment of the performance of each executive for that fiscal year and effective as of the start of the respective fiscal year.
The following table summarizes the annual base salaries increases for our Named Executive Officers for the Fiscal Year 2021.
NEO	FY 2020 BASE SALARY	FY 2021 BASE SALARY	YOY CHANGE
Eric J. Lindberg, Jr.	$772,500	$800,001	3.6%
Charles C. Bracher	$538,379	$555,015	3.1%
Robert Joseph Sheedy, Jr.	$583,000	$600,024	2.9%
Pamela B. Burke	$417,173	$430,022	3.1%
Steven K. Wilson	$375,000	$400,000	6.7%
2021 ANNUAL CASH INCENTIVE PLAN
Our Named Executive Officers and other senior members of our management team are eligible to receive an annual cash bonus pursuant to our Annual Incentive Plan, referred to as our AIP. Our AIP is designed to create a performance-based link between executive compensation and our short-term annual performance. The AIP provides metrics for the calculation of annual incentive-based cash compensation against pre-determined quantitative measures within the context of our overall performance. Actual annual cash incentive awards are calculated by multiplying each Named Executive Officer’s base salary for the applicable fiscal year by his or her target bonus opportunity, which is then multiplied by an overall achievement factor based on the combined weighted achievement of the applicable performance goals.
When establishing the performance targets for the AIP, the Compensation Committee set targets that it believes are challenging to achieve and reasonable, and that fairly incentivizes participants. The Compensation Committee establishes what it believes are stretch goals that would incentivize and reward exceptional employee performance without any guarantee that we would meet or exceed any such metrics in the prevailing business environment.
We continue to deploy a unique design feature in the AIP for all participants. We provide for the potential of interim quarterly bonus payments based on specific performance goals being achieved during the performance period that align to the annual performance goals with a holdback against the full year target. This feature is used to engage and retain our employees, especially in this competitive talent environment, and also applies to our executive officers as they participate in the same AIP. Following the end of the performance year, any remaining earned AIP is paid. No quarterly payments were made in Fiscal Year 2021 due to the requisite performance goals not being achieved.
Bonus amounts (including any interim quarterly payments thereof) are payable in a lump sum cash amount (or, at the discretion of the Compensation Committee, in shares of our stock), and the payment with respect to any bonus amount under the 2021 AIP was subject to a participant’s continued employment through the payment date.
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Compensation Discussion and Analysis
2021 Target Bonus Opportunity
For each fiscal year, the participants’ annual target incentive bonuses are determined as a percentage of their base salaries and typically determined with the same timing and based on the same factors that the Compensation Committee considers in setting base salary. The following table summarizes the annual cash incentive opportunity for each of our Named Executive Officers for the Fiscal Year 2021, which was unchanged from Fiscal Year 2020.
NEO	TARGET BONUS OPPORTUNITY (% OF SALARY)
Eric J. Lindberg, Jr.	100%
Charles C. Bracher	60%
Robert Joseph Sheedy, Jr.	75%
Pamela B. Burke	60%
Steven K. Wilson	50%
Overall Achievement Factor for NEOs. Consistent with our compensation risk framework, the actual awards under the 2021 AIP that any Named Executive Officer is eligible to receive is capped at a maximum of 200% of a participant’s bonus target. Further, for Fiscal Year 2021, a minimum achievement of 93% of the adjusted EBITDA target needed to be achieved before any amount under the 2021 AIP pool could be earned and regardless of the achievement under other AIP performance metrics.
Overall Achievement Factor for NEOs (except Mr. Wilson). Consistent with the AIP in Fiscal Year 2020, the Compensation Committee utilized adjusted EBITDA and comparable store sales growth as the two performance metrics for the 2021 AIP.
* Adjusted EBITDA and comparable store sales growth are both calculated as described for such metrics in Fiscal Year 2021 in our 2021 Annual Report under the heading “Item 7—Management’s Discussion and Analysis of Results of Operations and Financial Condition—EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share.” Beginning with the fourth quarter of Fiscal Year 2020, we updated our definition of adjusted EBITDA to simplify our presentation and enhance comparability between periods. We no longer exclude new store pre-opening expenses from our presentation of adjusted EBITDA.
The following core corporate performance goals were used to calculate the annual bonus pool under the 2021 AIP: (i) 60% related to “FY21 adjusted EBITDA,” which is our Fiscal Year 2021 adjusted EBITDA, (with an annual target goal of $217.7 million); and (ii) 40% related to Comparable Store Sales growth (with an annual target goal of -0.9% over the prior year). The adjusted EBITDA metric scales between a threshold of 93% achievement, which would yield 20% payout for that metric to a maximum of 106% achievement, which would yield 200% payout for that metric. The Comparable Store Sales growth metric scales between a threshold of -4.9% for a 50% payout on that metric to a target achievement of -0.9% for 100% payout and a maximum achievement of 2.6% which would yield 200% payout for that metric. For actual performance between the specified minimum, target and maximum levels, the resulting achievement percentage is adjusted on a linear interpolation basis.
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Compensation Discussion and Analysis
Overall Achievement Factor for Mr. Wilson. Mr. Wilson had an additional performance metric related to a department goal, as well as different weighting of such performance metrics. For Mr. Wilson’s 2021 AIP, the performance metrics and weightings were: (i) adjusted EBITDA (20% weighting), (ii) comparable store sales growth (40% weighting) and (iii) a department goal of buyer-controlled gross margin dollars (40% weighting), which is calculated by multiplying comparable store sales growth by the portion of gross margin that is controlled by our buying group which excludes distribution costs and other adjustments. The minimum achievement was 95.4% of target and would result in a 20% payout, target achievement would result in a 100% payout, and maximum achievement of 105.7% of target would result in a 200% payout. Further, for Fiscal Year 2021, a minimum achievement of 93% of the adjusted EBITDA target needed to be achieved before any amount under the 2021 AIP pool could be awarded to Mr. Wilson and regardless of the achievement under other AIP performance metrics.
2021 Earned AIP. For the Fiscal Year 2021, based on our performance, no AIP awards were earned or paid to any of our Named Executive Officers.
LONG-TERM EQUITY INCENTIVE COMPENSATION
Each of our Named Executive Officers is provided long-term equity incentive compensation.
2021 Target Equity Opportunity
The overall value of each equity award was determined with reference to position and base salary of award recipient, with consideration of the participant’s prior year’s performance and benchmarking data. In addition, Mr. Wilson notably had the third highest target equity opportunity due to the importance of his role in driving revenue and to compete in a highly aggressive talent market.
NEO	TARGET EQUITY OPPORTUNITY (% OF SALARY)
Eric J. Lindberg, Jr.	400%
Charles C. Bracher	200%
Robert Joseph Sheedy, Jr.	300%
Pamela B. Burke	200%
Steven K. Wilson	250%
2021 Equity Awards. For Fiscal Year 2021, the Compensation Committee approved a long-term incentive program consisting of time-vesting RSUs and performance-vesting PSUs. In prior years, the Compensation Committee granted stock options but has no plans to do so in the future. In Fiscal Year 2021, the Committee set the mix of long-term equity incentive value as 70% PSUs and 30% RSUs for our Chief Executive Officer and 60% PSUs and 40% RSUs for the other Named Executive Officers, thereby making a significant portion of their equity compensation performance-based.
2021 RSU Awards. The RSUs vest over a three-year period with one-third vesting on the first three anniversaries of a specified vesting commencement date, contingent on continued employment with us on each such date.
2021 PSU Awards. The PSUs will be earned based on the achievement of a revenue-based performance target (50% weighting) and an adjusted EBITDA-based performance target (50% weighting), each over a three-year performance period. Any earned PSUs will vest in one installment as of the end of the performance period and contingent on continued employment with us on or prior to the determination date.
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Compensation Discussion and Analysis
The number of PSUs ultimately earned will equal the number of PSUs granted multiplied by the applicable percentage of actual revenue and adjusted-EBITDA performance target levels achieved, and can range from 0% to 200% of the number of PSUs granted based on the following performance levels and percentages: below minimum (0%); minimum (50%); target (100%); maximum (200%). Actual performance achievement percentages that fall between the levels of achievement will be determined using linear interpolation.
2021 RSU and PSU Grants. The target equity opportunities above were divided by the closing price of our common stock on the grant date to determine the number of RSUs and the number of target PSUs awarded. Accordingly, the following long-term equity awards were made to our Named Executive Officers in Fiscal Year 2021:
NEO	TIME-VESTING RSUS	PSUS AT TARGET
Eric J. Lindberg, Jr.	27,081	63,188
Charles C. Bracher	12,526	18,788
Robert Joseph Sheedy, Jr.	20,312	30,467
Pamela B. Burke	9,705	14,557
Steven K. Wilson	11,284	16,926
Compensation Levels and Benchmarking
Since our IPO in 2019, we benchmark our executive compensation against a peer group of public companies that we believe we compete for executive talent as well as general retail market survey data from Korn Ferry, the Compensation Committee’s independent consultant. Such benchmarking by the independent members of the Board (for Mr. Lindberg) and Compensation Committee (for the other Named Executive Officers) focuses on target total direct compensation (“TDC”), which consists of base salary, the target annual incentive bonus opportunity and the target long-term equity incentive opportunity. While the Board and the Compensation Committee do not benchmark individual compensation components, they generally use the 50th percentile of TDC as a reference point. Additionally, we establish TDC levels taking into account internal equity considerations (including position, responsibility and contribution), as well as the appropriate pay mix for a particular position.
The peer group is periodically evaluated and updated to ensure the companies in the group remain relevant to us based on our changing size, changing dynamics in the market in which we compete for executive talent and other factors. In assessing the appropriateness of peer companies, the Compensation Committee primarily considered the following criteria for our peer group in 2021: number of stores, annual revenues and market capitalization. The Company approximated the 50% of the peer companies using these criteria. They also took into account the following: EBITDA, net income, companies in grocery and discount retail, as well as broader retail, talent market that represents the market for executive talent for our company, growth-oriented companies and the peer groups used by proxy advisory firms.
The peer group of 17 companies which, along with broader market survey data, were used for benchmarking purposes in Fiscal Year 2021 is set forth below.
✓ Aaron’s, Inc.	✓ Five Below, Inc.	✓ RH
✓ At Home Group Inc.	✓ Floor & Décor Holdings, Inc.	✓ Sleep Number Corporation
✓ Brinker International, Inc.	✓ Lululemon Athletica Inc.	✓ Sprouts Farmers Market, Inc.
✓ Carter’s Inc.	✓ National Vision Holdings, Inc.	✓ Texas Roadhouse, Inc.
✓ Deckers Outdoor Corporation	✓ Ollies Bargain Market Holdings	✓ Weis Markets, Inc.
✓ Dunkin’ Brands Group, Inc.	✓ PriceSmart, Inc.
There following changes were made to the Fiscal Year 2021 peer group from the Fiscal Year 2020 peer group based on the criteria noted above: (i) Brinker International, Inc., Carter’s, Inc. and PriceSmart, Inc. were added; and (ii) Boot Barn Holding, Inc. was removed.
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Compensation Discussion and Analysis
Process and Roles for Determining Compensation
The independent members of the Board set the compensation of the Chief Executive Officer after reviewing his performance against pre-established annual goals, the Company’s overall performance, market data and other factors it deems relevant. The Board seeks to tie a substantial portion of the Chief Executive Officer’s compensation directly to the performance of our business under his leadership. As discussed below under “—Employment Arrangements with Named Executive Officers—Agreement with Mr. Lindberg,” we entered into an employment agreement with our Chief Executive Officer, which addresses certain elements of his compensation and benefits package.
The Compensation Committee sets the compensation of each of the other Named Executive Officers. During that process, the Compensation Committee seeks the input of the Chief Executive Officer and the Chief Human Resource Officer. At the end of each year, the Chief Executive Officer reviews a self-assessment prepared by each Named Executive Officer and assesses the Named Executive Officer’s performance against the business unit (or area of responsibility) and individual goals and objectives, as well the potential for advancement. The Compensation Committee then considers the Chief Executive Officer’s assessment, the Company’s overall performance, benchmarking data and other factors it deems relevant, and reviews and approves the compensation for each Named Executive Officer.
No NEO provides input or participates in the deliberation of the Board or Compensation Committee with respect to their own compensation.
The Compensation Committee determined to re-engage Korn Ferry as its independent compensation consultant for Fiscal Year 2021 and approved the terms of the engagement. Representatives of Korn Ferry attend each regular Compensation Committee meeting. Korn Ferry provided recommendations on an appropriate peer group and general retail market survey data to assist in benchmarking TDC for all Named Executive Officers (including for Mr. Lindberg), as well as detailed market information on the elements and design of the Named Executive Officer compensation programs.
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Compensation Discussion and Analysis
The key roles for determining market-based and competitive compensation programs and then awarding the compensation components are as follows:
ROLE	RESPONSIBILITY
Full Board	✓ Approve new equity incentive plans and share pool increases under existing equity plans (subject to stockholder approval)
Independent Members of Board
✓
Establish the annual salary, and the annual cash incentive award targets and payouts and annual target equity compensation for our Chief Executive Officer

✓
Review succession planning for our Chief Executive Officer and senior executive team

Compensation Committee
✓
Oversee our employee compensation and benefit programs

✓
Seek to ensure that the total compensation paid to our Named Executive Officers as well as our other senior officers is fair, competitive, performance-based and financially efficient

✓
Establish annual salaries and annual cash incentive award targets and payouts for our executive officers (other than our Chief Executive Officer) and approve equity awards (which may be done by a subcommittee of the Compensation Committee)

✓
Periodically review and make recommendations to the Board with respect to the adoption of, or amendments to, all equity-based incentive compensation plans for employees, and cash-based incentive plans for executive officers

✓
Evaluate our employee compensation programs to determine whether the relationship between the incentives associated with these plans and the level of risk-taking in response to such incentives is reasonably likely to have a material adverse effect on us

✓
Periodically engage with stockholders regarding our executive officer compensation programs

Independent Consultant
✓
Serve as the independent members of the Board’s and the Compensation Committee’s independent advisor, to review the competitiveness of compensation provided to the Chief Executive Officer and other executive officers and provide the Compensation Committee with an executive compensation assessment, peer group and general retail market survey data analysis, review of our annual Compensation, Discussion and Analysis, and related compensation advice

✓
Provide analyses that inform the decisions of the Compensation Committee without deciding or approving any compensation decisions

✓
Independently meet with the Compensation Committee in executive session during each regularly scheduled meeting each year, to the extent requested

CEO
✓
Establish strategic direction and goals, supported by the executive compensation programs, which are then reviewed and approved by the Compensation Committee and Board, as applicable

✓
Evaluate executive officer performance and develop recommendations for compensation aligned to the compensation philosophy and compensation and benefits programs, excluding his own compensation

RISK CONSIDERATIONS
In establishing and reviewing our executive compensation program for Fiscal Year 2021, the Compensation Committee concluded that the Company’s employee compensation programs and policies did not encourage unnecessary or excessive risk-taking that would be reasonable likely to result in a material adverse effect on us. See the section entitled “Corporate Governance and Board Matters—Board of Directors—Board and Board Committee’s Role in Oversight of Risk Management” above for an additional discussion of risk considerations.
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Compensation Discussion and Analysis
Employment Arrangements with NEOs
AGREEMENT WITH MR. LINDBERG
On October 7, 2014, we entered into an Amended and Restated Executive Employment Agreement with Mr. Lindberg, pursuant to which he agreed to serve as a Co-Chief Executive Officer. In consideration for the benefits provided to Mr. Lindberg, the employment agreement contains non-competition covenants during the term of the agreement as well as confidentiality and employee non-solicitation covenants. See “Potential Payments Upon Termination or Change in Control” for additional information on the terms of this agreement. Other than the agreement with Mr. Lindberg, we have no employment agreements with any of our Named Executive Officers.
EXECUTIVE SEVERANCE PLAN
On November 9, 2020, based on the recommendation of Korn Ferry, and after reviewing peer company and general retail market practices, the Committee adopted the Grocery Outlet Holding Corp. Executive Severance Plan (the “Executive Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Executive Severance Plan. Eligible employees under the Executive Severance Plan include all of our Named Executive Officers, other than Mr. Lindberg. The purposes of the Executive Severance Plan, among others, is to assist us in attracting and retaining executives by providing a level of protection against involuntary job loss and to provide appropriate incentives to executives to maintain ongoing alignment with stockholder interests. Eligible employees who receive severance benefits under the Executive Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality, non-disparagement and non-solicitation covenants. See “Potential Payments Upon Termination or Change in Control” for additional information.
Other Compensation
SPECIAL BONUS
As part of our employee recognition program for all employees, anniversary awards are provided based on significant milestones. Mr. Lindberg received a one-time $5,000 discretionary bonus, as well as a tax gross-up amount on such bonus, in recognition of his 25th anniversary with the Company. Due to the one-time nature of such compensation, such amounts were not considered by the Board and the Compensation Committee for their benchmarking analysis or otherwise in establishing TDC, and therefore discussions regarding the components of TDC and related analyses in this CD&A exclude such amounts.
BENEFITS
We provide various employee benefit programs to our Named Executive Officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts and wellness programs. These common benefit programs are generally available to all of our employees on a non-discriminatory basis.
401(K) PLAN AND DISCRETIONARY PROFIT-SHARING PROGRAM
We maintain a defined contribution pension plan (the “401(k) Plan”) for all full-time employees, including our Named Executive Officers, with at least three months of service. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides that each participant may contribute up to 60% of his or her salary up to the legally allowed maximum amount.
Additionally, our 401(k) Plan allows for discretionary employer contributions. We refer to our contributions to the 401(k) Plan as our “Profit-Sharing Program.” Under this program, any employee who meets the eligibility requirements, which includes, among others, one year of continuous employment with us, is eligible to receive Company contributions to their 401(k) account generally based on (i) the Company’s profitability during a given year and (ii) a percentage of their salary (in accordance with IRS rules, if a Participant has a base salary greater than $290,000 in 2021, then $290,000 is used as the base salary for the purposes of this latter calculation). Company contributions generally vest over a period of six years. The amount of these contributions paid to the Named Executive Officers are disclosed in the “All Other Compensation” column of the Summary Compensation Table; however, no contributions were made to our Named Executive Officers for the Fiscal Year 2021.
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Compensation Discussion and Analysis
2016 AND 2018 DIVIDENDS ON OPTIONS
As previously disclosed in our proxy statement for the 2021 annual meeting of stockholders, we declared cash dividends in respect of our outstanding common stock in 2016 and 2018. Pursuant to the terms of the 2014 Stock Plan, our Board was required to make an equitable adjustment to all outstanding options in connection with the payment of the extraordinary dividend.
As disclosed in the Summary Compensation Table below, Ms. Burke was the only Named Executive Officer during Fiscal Year 2021 holding outstanding options required to be equitably adjusted in connection with the payment of the extraordinary dividend.
Other Equity-Related Policies
STOCK OWNERSHIP GUIDELINES
The Compensation Committee approved the implementation of formal stock ownership guidelines for our management team, which we adopted in September 2019. Pursuant to the guidelines, each of our executives with a title of Vice President and above is required to own shares of our common stock having an aggregate fair market value equal to or greater than a multiple of their salary as set forth below (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year):
TITLE	MULTIPLE OF BASE SALARY
Chief Executive Officer	Five
Executive Officer Level (EVP)	Three
Senior Vice President and Vice President	Two
For purposes of the guidelines, the base salary payable will include all base salary payable in a given calendar year (even if the payment of which is deferred to a later calendar year). For purposes of the guidelines, an executive’s holdings include: (i) shares owned separately by the executive or owned either jointly or with, or separately by, his or her immediate family, (ii) shares held in trust for the benefit of the executive or his or her immediate family members, (iii) shares purchased on the open market, (iv) shares obtained through stock option exercises (and not thereafter sold), (v) vested but unexercised stock options and (vi) shares of restricted stock and restricted stock units, in each case, whether vested or unvested, however, PSUs are not included when calculating holdings. Executives have five years to attain the specified level of equity ownership. Executives must hold 50% “net shares” (shares left after the tax liability is settled) received from their equity awards until the guidelines are met. Our Board may waive compliance with the guidelines on a case-by-case basis where these guidelines would place a severe hardship on an individual, but it is anticipated that waivers will be rare.
All of our Named Executive Officers already maintain an equity ownership position, through direct stock ownership and/or the ownership of stock option and RSU awards that meets the requirements of this policy.
SECURITIES TRADING POLICY
Our insider trading policy is designed to inform, educate and create reasonable processes to prevent the Company and its directors, officers, employees and other specified persons from insider trading violations and the appearance of any related improper conduct. Our insider trading policy specifically prohibits, among other things all directors, officers and other employees from speculating in our stock, including trading in options, warrants, puts and calls, or similar derivative securities, selling our stock short and participating in hedging transactions. Our policy also prohibits our directors, officers and certain other employees from pledging our stock as collateral for a loan.
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Compensation Discussion and Analysis
CLAWBACK POLICY
In the event that the Compensation Committee determines, in its discretion, that any fraud, willful misconduct or gross negligence by a current or former “Officer” (as that term is defined in Rule 16a-1(f) under the Exchange Act) caused or contributed, directly or indirectly, to the restatement of our reported financial results, our clawback policy empowers our Compensation Committee to seek recovery of or cancel any “Overpayment”, which is defined as the difference between (i) any incentive compensation paid, granted, vested, settled or accrued based on the belief that the Company, had met or exceeded performance targets that would not have been met had the financial information been accurate, and (ii) the incentive compensation in which the Officer would have been paid or awarded based on the accurate financial information or restated results, as applicable. The Compensation Committee has discretion whether to seek recoupment, taking into account any factors as it deems appropriate.
TIMING OF EQUITY AWARDS
The Compensation Committee does not coordinate the timing of equity awards to executive officers or employees with the release of material non-public information. Annual equity awards generally made in the first quarter of each year during an open window period.
Tax and Accounting Implications
The Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based compensation with respect to our long-term equity incentive award programs in accordance with the requirements of FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718.
The employment agreement with Mr. Lindberg, the Executive Severance Plan and certain incentive plans and agreements may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes on the payee a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (i.e., the five-year average Form W-2 compensation). The excess parachute payments equal the portion of the parachute payments that exceeds one times the payee’s base amount. We are not obligated to pay any tax gross-ups with respect to the excise tax imposed on any person who received excess parachute payments, although our plans and agreements may contain provisions to limit or prevent parachute payments.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code generally prohibits public companies from taking a tax deduction for compensation paid in excess of $1,000,000 to certain executive officers. Prior to its amendment as implemented by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Code provided an exception from the compensation deduction limitations for compensation that was considered “qualified performance-based compensation” under the applicable regulations. Section 162(m) of the Code also provides that a company that becomes public in connection with an IPO is exempt from applying the compensation deduction limitations for a specified period of time following its IPO (the “IPO Transition Period”). The Tax Act’s amendment of Section 162(m) of the Code, among other things, eliminated, beginning in 2018, the exception to the compensation deduction limitations for “qualified performance-based compensation,” other than in limited circumstances. The IPO Transition Period for an IPO effectuated prior to December 20, 2019, was not impacted by the Tax Act’s amendments to Section 162(m) of the Code.
The Company completed its IPO in June of 2019 and is currently operating within its IPO Transition Period with respect to certain of its executive compensation plans. Accordingly, any payments made under these incentive compensation plans following the expiration of the Company’s IPO Transition Period to employees covered by Section 162(m) of the Code will be subject to the compensation deduction limitations set forth in Section 162(m) of the Code. In order to maintain flexibility, the Compensation Committee retains the authority to authorize compensation that may not be deductible if the Compensation Committee believes doing so is in the best interests of the Company.
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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Kenneth W. Alterman, Chair
Norman S. Matthews
Erik D. Ragatz
Jeffrey R. York
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.
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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table in Fiscal Years 2021, 2020 and 2019
The following table summarizes the total compensation earned by our Named Executive Officers for the fiscal years indicated. We have omitted from this table the columns for Change in Pension Value and Nonqualified Deferred Compensation Earnings, because no Named Executive Officer received such types of compensation during the fiscal years covered.
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Eric J. Lindberg, Jr. Chief Executive Officer	2021	798,943	3,200,036	—	—	9,985	4,008,965
	2020	771,635	3,090,028	—	1,545,000	45,360	5,452,022
	2019	666,694	—	1,643,387	761,772	934,422	4,006,275
Charles C. Bracher Chief Financial Officer	2021	554,375	1,110,081	—	—	1,860	1,666,317
	2020	537,776	1,076,785	—	646,055	45,360	2,305,977
	2019	522,698	—	712,134	358,345	271,365	1,864,542
Robert Joseph Sheedy, Jr. President	2021	599,369	1,800,116	—	—	1,860	2,401,345
	2020	581,731	1,457,571	—	874,501	45,360	2,959,163
	2019	519,458	—	712,134	445,154	271,365	1,948,111
Steven K. Wilson(5) Chief Purchasing Officer	2021	399,039	1,000,045	—	—	2,532	1,401,615
Pamela B. Burke(5) Chief Administrative Officer, General Counsel and Secretary	2021	429,528	860,088	—	—	16,784	1,306,400
	2020	416,706	834,373	—	500,608	120,563	1,872,250

(1)
Amounts reported in the “Salary” column represent the base salary earned by each Named Executive Officer during the fiscal year covered. For a description of salary increases see “Executive Compensation—Compensation Discussion and Analysis”

(2)
Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of PSUs and RSUs granted. See the “Grants of Plan-Based Awards Table” for further information on the number of PSUs and RSUs granted to our Named Executive Officers in Fiscal Year 2021. These amounts reflect the grant date fair value of the awards (and for the PSUs, the grant date fair value at target), and do not correspond to the actual value that may be realized by the Named Executive Officer. The grant date fair value of the PSUs and RSUs are calculated as of the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares subject to the award. See Note 7, Share-based Awards to our consolidated financial statements contained in our 2021 Annual Report for a discussion of all assumptions made by us in determining the grant date fair value in accordance with FASB ASC Topic 718. For the PSUs granted in Fiscal Year 2021, the amounts reported are based on target achievement, which was the probable outcome of the related performance conditions as of the grant date. The aggregate grant date fair value of these awards, assuming achievement at the target and the maximum level of performance (the latter of which is 200% of the target amount) is shown in the chart below for each Named Executive Officer.

NEO	GRANT DATE FAIR VALUE OF PSUS GRANTED IN 2021 AT TARGET PERFORMANCE ($)	GRANT DATE FAIR VALUE OF PSUS GRANTED IN 2021 AT MAXIMUM PERFORMANCE ($)
Eric J. Lindberg, Jr.	2,240,015	4,480,030
Charles C. Bracher	666,035	1,332,070
Robert Joseph Sheedy, Jr.	1,080,055	2,160,110
Steven K. Wilson	600,027	1,200,054
Pamela B. Burke	516,046	1,032,092

(3)
Amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus amounts earned by each Named Executive Officer pursuant to the AIP during the fiscal year covered. No amounts were earned for Fiscal Year 2021.

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Named Executive Officer Compensation Tables
(4)
Amounts reported in the “All Other Compensation” column represent the following with respect to each Named Executive Officer in the Fiscal Year 2021:

NEO	HEALTH SAVING ACCOUNT CONTRIBUTION ($)	COMPANY-PAID GROUP TERM LIFE INSURANCE ($)	OTHER(I) ($)
Eric J. Lindberg, Jr.	1,500	552	7,933
Charles C. Bracher	1,500	360	—
Robert Joseph Sheedy, Jr.	1,500	360	—
Steven K. Wilson	1,500	1,032	—
Pamela B. Burke	1,500	552	14,732

(i)
For Mr. Lindberg, “Other” represents a one-time $5,000 discretionary bonus, as well as a tax gross-up amount on such bonus, in recognition of his 25th anniversary with the Company. This award was made as part of our employee recognition program for all employees where anniversary awards are provided based on significant milestones. For Ms. Burke, “Other” represents lump sum cash payments in connection with the payment of the 2018 Dividends relating to the vesting of her time-based options.

(5)
Ms. Burke was not a Named Executive Officers in Fiscal Year 2019 and Mr. Wilson was not a Named Executive Officer in Fiscal Year 2020 or Fiscal Year 2019 and accordingly, their respective compensation information for those fiscal years is not included herein. Effective January 1, 2022, Ms. Burke was appointed as EVP, Chief Stores Officer, Interim General Counsel and Secretary.

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Named Executive Officer Compensation Tables
Grants of Plan-Based Awards in Fiscal Year 2021
The following table provides information with respect to grants of plan-based awards to our Named Executive Officers in 2021 under our AIP and 2019 Incentive Plan.
			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
NAME	GRANT DATE	TYPE OF AWARD	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Eric J. Lindberg, Jr.	N/A	Performance-Based Cash Award (AIP)	160,000	800,001	1,600,002	—	—	—	—	—
	3/4/2021	Performance-Based Restricted Stock Unit	—	—	—	15,797	63,188	126,376	—	2,240,015
	3/4/2021	Time-Based Restricted Stock Unit	—	—	—	—	—	—	27,081	960,021
Charles C. Bracher	N/A	Performance-Based Cash Award (AIP)	66,602	333,309	666,018	—	—	—	—	—
	3/4/2021	Performance-Based Restricted Stock Unit	—	—	—	4,697	18,788	37,576	—	666,035
	3/4/2021	Time-Based Restricted Stock Unit	—	—	—	—	—	—	12,256	440,047
Robert Joseph Sheedy, Jr.	N/A	Performance-Based Cash Award (AIP)	90,004	450,018	900,036	—	—	—	—	—
	3/4/2021	Performance-Based Restricted Stock Unit	—	—	—	7,617	30,467	60,934	—	1,080,055
	3/4/2021	Time-Based Restricted Stock Unit	—	—	—	—	—	—	20,312	720,060
Steven K. Wilson	N/A	Performance-Based Cash Award (AIP)	40,000	200,000	400,000	—	—	—	—	—
	3/4/2021	Performance-Based Restricted Stock Unit	—	—	—	4,232	16,926	33,852	—	600,027
	3/4/2021	Time-Based Restricted Stock Unit	—	—	—	—	—	—	11,284	400,018
Pamela B. Burke	N/A	Performance-Based Cash Award (AIP)	51,627	258,133	516,266	—	—	—	—	—
	3/4/2021	Performance-Based Restricted Stock Unit	—	—	—	3,639	14,557	29,114	—	516,046
	3/4/2021	Time-Based Restricted Stock Unit	—	—	—	—	—	—	9,705	344,042

(1)
See “Compensation Discussion and Analysis—Elements of 2021 Compensation Program” for a description of our annual performance-based cash bonus plan. The amounts in the “Target” column represent the target amounts available under the 2021 AIP for our Fiscal Year 2021 with respect to each Named Executive Officer. For purposes of this table, the “Threshold” amount shown represents an assumption that the Company achieves only the threshold level of adjusted EBITDA performance. No cash bonuses were earned or paid for Fiscal Year 2021.

(2)
The PSUs vest (if at all) based on achievement of performance goals over a three-year performance period.

(3)
The RSUs vest in three equal annual installments on the three anniversary dates following the vesting commencement date.

(4)
The amounts included in this column represent the grant date fair value of equity awards granted to our Named Executive Officers under the 2019 Incentive Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs and RSUs are calculated as of the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares subject to the award. The grant date fair value of the PSUs was computed based upon target achievement, which was the probable outcome of the performance conditions as of the grant date. See footnote 2 to the Summary Compensation Table.

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Named Executive Officer Compensation Tables
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards
Our Compensation, Discussion and Analysis section of this proxy statement describes all material factors necessary to understand and give context to the information in the two preceding tables for the Fiscal Year 2021.
In Fiscal Years 2020 and 2019 each of our NEOs received profit-sharing contributions under our 401(k) plan, which are included under “All Other Compensation” in the Summary Compensation Table. No payments under this program were made for Fiscal Year 2021.
In Fiscal Year 2019, in connection with our IPO, each of our then current employees, including our NEOs, was granted a stock option which will cliff vest in in June 2023. The Compensation Committee has no plans to utilize stock options going forward. Also in Fiscal Year 2019, each of our NEOs received payments in connection with the cash dividends on our outstanding common stock in 2016 and 2018 relating to the vesting of their time-based options, which amounts are included under “All Other Compensation” in the Summary Compensation Table” above.
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Named Executive Officer Compensation Tables
Outstanding Equity Awards at 2021 Fiscal Year End
The following table includes certain information with respect to outstanding equity awards held by our Named Executive Officers as of January 1, 2022.
		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Eric J. Lindberg, Jr.	10/21/2014	782,614	—	3.81	10/21/2024	—	—	—	—
	10/21/2014	1,332,614	—	7.13	10/21/2024	—	—	—	—
	6/19/2019	—	210,450(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	16,758(3)	473,916	117,300(4)	3,317,244(4)
	3/4/2021	—	—	—	—	27,081(3)	765,851	63,188(4)	1,786,957(4)
Charles C. Bracher	11/25/2014	150,155	—	3.81	11/25/2024	—	—	—	—
	11/25/2014	115,156	—	7.13	11/25/2024	—	—	—	—
	6/19/2019	—	91,195(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	7,786(3)	220,188	35,036(4)	990,818(4)
	3/4/2021	—	—	—	—	12,526(3)	354,235	18,788(4)	531,325(4)
Robert Joseph Sheedy, Jr.	11/25/2014	177,059	—	3.81	11/25/2024	—	—	—	—
	6/19/2019	—	91,195(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	10,540(3)	298,071	47,426(4)	1,341,207(4)
	3/4/2021	—	—	—	—	20,312(3)	574,423	30,467(4)	861,607(4)
Steven K. Wilson	11/25/2014	55,522	—	3.81	11/25/2024	—	—	—	—
	11/25/2014	26,495	—	7.13	11/25/2024	—	—	—	—
	6/19/2019	—	56,120(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	6,025(3)	170,387	27,112(4)	766,727(4)
	3/4/2021	—	—	—	—	11,284(3)	319,112	16,926(4)	478,667(4)
Pamela B. Burke	9/29/2015	22,567	—	8.11	9/29/2025	—	—	—	—
	3/31/2017(5)	28,060	7,015	8.57	3/31/2027	—	—	—	—
	12/26/2018(6)	29,463	19,642	11.64	12/26/2028	—	—	—	—
	12/26/2018	49,105	—	11.64	12/26/2028	—	—	—	—
	6/19/2019	—	63,135(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	6,034(3)	170,642	27,148(4)	767,745(4)
	3/4/2021	—	—	—	—	9,705(3)	274,457	14,557(4)	411,672(4)

(1)
The amounts shown in this column represents the number of shares of common stock that have not vested multiplied by $28.28, the closing price per share of our common stock on December 31, 2021, the last trading day of Fiscal Year 2021.

(2)
Represent unvested time-vesting options granted under the 2019 Incentive Plan in Fiscal Year 2019, which vest and become exercisable in one installment on the fourth anniversary of the grant date, subject to continued employment on the vesting date.

(3)
Each RSU vests in three equal annual installments over the three-year period measured from the vesting commencement date of March 1, 2020 (for Fiscal Year 2020 grants) or March 1, 2021 (for Fiscal Year 2021 grants), subject to continued service with us on each vesting date.

(4)
The number and market value of the PSUs reported for Fiscal Year 2020 grants reflect maximum performance because performance through January 1, 2022, the last day of Fiscal Year 2021, was tracking above the target payout level. The number and market value of the PSUs reported for Fiscal Year 2021 grants reflect target performance because performance through the last day of Fiscal Year 2021, was tracking above threshold but below the target payout level. The actual numbers of shares that will be distributed at the end of the three-year performance period are not yet determinable. The PSUs will vest (if at all) based on the achievement of cumulative operating goals over a three-year performance period, subject to continued service with us through the date that Compensation Committee approves the extent to which such performance conditions were met. See “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information on the cumulative operating goals.

(5)
The stock option has a vesting commencement date of March 31, 2017 and vests in installments of 7,015 shares each year with the final installment of 7,015 shares that vested on March 31, 2022.

(6)
The stock option has a vesting commencement date of December 26, 2018 and vests in installments of 9,821 shares each year with the final installment vesting on December 26, 2023.

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Named Executive Officer Compensation Tables
Option Exercises and Stock Vested During Fiscal Year 2021
The following table provides information about the value realized by the Named Executive Officers on the exercise of stock options and the vesting of stock awards during the fiscal year ended January 1, 2022.
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Eric J. Lindberg, Jr.	325,000	10,790,079	8,378	302,781
Charles C. Bracher	43,750	1,654,628	3,893	140,693
Robert Joseph Sheedy, Jr.	40,002	1,549,231	5,269	190,422
Steven K. Wilson	61,430	1,983,015	3,012	108,854
Pamela B. Burke	15,000	478,350	3,016	108,998

(1)
Based on the amount by which the market price of a share of our common stock on the dates of exercise exceeded the applicable exercise price per share of the option.

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Named Executive Officer Compensation Tables
Potential Payments Upon Termination or Change in Control
The information below describes and estimates certain compensation that would have been payable to our Named Executive Officers under existing plans and arrangements if a qualifying termination or change in control occurred on January 1, 2022, the last day of our Fiscal Year 2021. These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and our valuation at that time. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
SEVERANCE BENEFITS UPON TERMINATION FOR MR. LINDBERG
The employment agreement for Mr. Lindberg provides that in the event of a termination of employment without Cause or resignation for Good Reason (as defined in his agreement) he is entitled to (i) payment of his base salary, payable in equal installments in accordance with our regular payroll practices for a period of 24 months following the termination date; (ii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable in equal installments for a period of 24 months following the termination date; and (iii) payment for up to 18 months of his medical and dental benefits for him and his dependents which are substantially the same as the benefits provided immediately prior to the termination date (including, in our discretion, payment for the costs associated with continuation coverage pursuant to COBRA). Mr. Lindberg’s agreement further provides that if his employment is terminated by reason of his death or disability, he will be entitled to a lump sum amount equal to his target annual bonus for the year in which the termination occurs, prorated based on the ratio of the number of days during such year that the executive was employed to 365.
EXECUTIVE SEVERANCE PLAN
On November 9, 2020, the Compensation Committee adopted the Executive Severance Plan to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Executive Severance Plan. Eligible employees under the Executive Severance Plan include all of the Company’s Named Executive Officers, other than Mr. Lindberg.
Non-Change-in-Control Severance
Under the terms of the Executive Severance Plan, if a participant at the executive vice president level or senior vice president level experiences a termination by the Company without Cause (as defined in the Incentive Plan) or by the participant for Good Reason (as defined in the Executive Severance Plan), either of which is referred to as a “covered termination,” not in connection with a Change in Control (as defined in the 2019 Incentive Plan), the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The severance payments and benefits provided to our Named Executive Officers are as follows:
•
an amount equal to 1.0 times the sum of the participant’s annual base salary and target annual bonus, payable in accordance with the Company’s normal payroll practice over 12 months, and

•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

Change-in-Control Severance
Under the terms of the Executive Severance Plan, if a participant at the executive vice president or senior vice president level experiences a covered termination within 18 months following a Change in Control, the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The payments and benefits provided to our named executive officers are as follows:
•
an amount equal to 1.5x times the sum of the participant’s annual base salary and target annual bonus, in each case, payable in a lump sum within 60 days following termination of employment, and

•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 18 months.

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Named Executive Officer Compensation Tables
Eligible employees who receive severance benefits under the Executive Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality, non-disparagement and non-solicitation covenants.
The Executive Severance Plan provides that if payments and benefits provided to the participant would constitute an “excess parachute payment” for purposes of Section 280G of the Code, the participant will either have his or her payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his or her payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.
The Executive Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Compensation Committee; provided, however, that no adverse amendment, termination or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance. In addition, following a Change in Control, the Executive Severance Plan may not be amended, terminated or discontinued in whole or in part, at any time prior to the second anniversary of the date of such change in control without the written consent of an affected participant.
ACCELERATED VESTING OF EQUITY AWARDS UPON CERTAIN EVENTS
Time-Vesting Options
Each of our Named Executive Officers were granted time-vesting options under the 2019 Incentive Plan in Fiscal Year 2019, which provide that if the executive undergoes a termination of employment without Cause following a Change in Control (each as defined in the 2019 Incentive Plan), such options will become fully vested and exercisable.
In addition, Ms. Burke holds two partially unvested time-based stock option awards that were under the 2014 Stock Plan. Those awards provide that if a Change in Control (as defined in such plan) occurs during the optionee’s employment, the option will, to the extent not vested, become fully vested and exercisable immediately prior to the effective time of such Change in Control.
Performance-Vesting Units (PSUs)
Each of our Named Executive Officers were also granted PSUs under the 2019 Incentive Plan (with all defined terms below defined in the 2019 Incentive Plan). Those awards provide for the following vesting upon various events:
•
if the participant undergoes a termination as a result of participant’s death or disability prior to a Change in Control, a prorated portion of the PSU will vest (at target performance) on the date of such termination;

•
in the event a participant undergoes a termination without Cause a prorated portion of the PSU will remain outstanding, and, in the event of a subsequent Change in Control following such termination, the outstanding portion of the PSU will vest at target performance; and

•
in the event a participant undergoes a termination (i) without Cause, (ii) for Good Reason or (iii) by reason of death or disability, in each case following a Change in Control, the earned PSU will vest in full at target performance on the date of such termination.

Time-Vesting Restricted Stock Units (RSUs)
Each of our Named Executive Officers were also granted RSUs under the 2019 Incentive Plan (with all defined terms below defined in 2019 Incentive Plan). Those awards provide for full acceleration of the award if the participant undergoes a termination without Cause following a Change in Control.
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Named Executive Officer Compensation Tables
POTENTIAL PAYMENTS UPON TERMINATION OR AFTER CHANGE IN CONTROL
(AS OF JANUARY 1, 2021)
The following table describes the potential payments and benefits that would have been payable to our Named Executive Officers under existing plans and arrangements if a qualifying termination or change in control occurred on January 1, 2022, the last business day of our Fiscal Year 2021. The amounts shown in the tables do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of our Named Executive Officers.
NAME	TRIGGERING EVENT	SALARY	BONUS	HEALTH BENEFITS CONTINUATION COVERAGE	VALUE OF OPTION ACCELERATION	VALUE OF TIME-BASED RSU ACCELERATION	VALUE OF PSU AWARD ACCELERATION	TOTAL
Eric J. Lindberg, Jr	Termination Without Cause or for Good Reason(1)	1,600,002	1,600,002	70,835	—	—	—	3,270,839
	Death or Disability prior to Change in Control	—	800,001(2)	—	—	—	1,701,400(3)	2,501,401
	Termination Without Cause after Change in Control	—	—	—	1,321,626(4)	1,239,767(3)	3,445,579(3)	6,006,972
	Death or Disability after a Change in Control	—	—	—	—	—	3,445,579(3)	3,445,579
Charles C. Bracher	Termination Without Cause or for Good Reason(5)	555,015	333,009	35,034	—	—	—	923,058
	Qualifying Termination after Change in Control	832,523(5)	499,514(5)	52,742(5)	572,705(4)	574,423(3)	1,026,734(3)	3,558,640
	Death or Disability prior to Change in Control	—	—	—	—	—	507,381(3)	507,381
	Death or Disability after a Change in Control	—	—	—	—	—	1,026,734(3)	1,026,734
Robert Joseph Sheedy, Jr	Termination Without Cause or for Good Reason(5)	600,024	450,018	35,004	—	—	—	1,085,046
	Qualifying Termination after Change in Control	900,036(5)	675,027(5)	52,742(5)	572,704(4)	872,495(3)	1,532,210(3)	4,605,215
	Death or Disability prior to Change in Control		—	—	—	—	734,271(3)	734,271
	Death or Disability after a Change in Control	—	—	—	—	—	1,532,210(3)	1,532,210
Steven K. Wilson	Termination Without Cause or for Good Reason(5)	386,000	193,000	34,811	—	—	—	613,811
	Qualifying Termination after Change in Control	579,000(5)	289,500(5)	52,399(5)	352,434(4)	489,499(3)	862,031(3)	2,624,862
	Death or Disability prior to Change in Control	—	—	—	—	—	415,132(3)	415,132
	Death or Disability after a Change in Control	—	—	—	—	—	862,031(3)	862,031
Pamela B. Burke	Termination Without Cause or for Good Reason(5)	430,022	258,013	35,216				723,252
	Qualifying Termination after Change in Control	645,033(5)	387,020(5)	53,021(5)	396,488	445,099	795,545(3)	2,722,205
	Death or Disability prior to Change in Control	—	—	—	—	—	393,139	393,139
	Death or Disability after a Change in Control	—	—	—	—	—	795,545(3)	795,545
	Change in Control	—	—	—	465,109(6)	—	—	465,109

(1)
The employment agreement for Mr. Lindberg provides that in the event of a termination of employment without cause or resignation for good reason, the executive is entitled to (i) payment of his base salary, payable in equal installments in accordance with our regular payroll practices for a period of 24 months following the termination date; (ii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable

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Named Executive Officer Compensation Tables
in equal installments for a period of 24 months following the termination date; and (iii) medical and dental benefit payments and, in our discretion, payment for the costs associated with COBRA premium for a period of 18 months for the executive and his dependents, which benefits are substantially the same as the benefits provided immediately prior to the termination date. For purposes of calculating (iii) we used the COBRA premium amounts.
(2)
The employment agreement for Mr. Lindberg provides that if his employment is terminated by reason of his death or disability, he will be entitled to a lump sum amount equal to his target annual bonus for the year in which the termination occurs, prorated based on the ratio of the number of days during such year that the executive was employed to 365.

(3)
The form of Time-Based Restricted Stock Unit Notice and Agreement under our 2019 Incentive Plan provides, among other terms, full acceleration of the award if the participant undergoes a termination without Cause following a Change in Control. Additionally, the form of Performance Stock Unit Grant Notice and Agreement under our 2019 Incentive Plan provides, among other terms, (i) in the event a participant undergoes a termination as a result of participant’s death or disability prior to a Change in Control, then a prorated portion of the PSU will vest, with such proration based on the number of days elapsed from the commencement of the performance period through the date of such termination; and (ii) in the event a participation undergoes a termination after a Change in Control either without cause, for good reason or due to participant’s death or disability, then the PSUs will vest in full at target performance as of the date of such termination.

(4)
On June 19, 2019, the Company granted each of Messrs. Lindberg, Bracher and Sheedy and Ms. Burke a time-vesting option to purchase shares of our common stock, respectively, at an exercise price of $22.00. As of January 1, 2022, all shares subject to the option held by each of the executives are unvested. If the executive undergoes a termination of employment without cause following a change in control, the option will become fully vested and exercisable. The amounts above represent the value associated with the accelerated vesting of the unvested shares subject to each option held by the executive upon a change in control, which is the product of (i) the difference between (A) the closing price of our common stock as of December 31, 2021, the last trading day of Fiscal Year 2020 ($28.28) and (B) the exercise price ($22.00); and (ii) the number of unvested shares subject to the option as of January 1, 2022.

(5)
In connection with the Executive Severance Plan described above each of our NEOs (other than Mr. Lindberg) is entitled to the following benefits if he or she is terminated without cause, or by the participant for good reason not in connection with a Change in Control: (i) 1.0 times the sum of the participant’s annual base salary and target bonus, payable in accordance with our regular payroll practices over 12 months; and (ii) subject to participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

(6)
On March 17, 2017 and December 26, 2018 Ms. Burke was granted time-based stock options under our predecessor 2014 Stock Plan at an exercise price of $8.57 and $11.64, respectively. Those stock options provide that if a Change in Control occurs during the Optionee’s Employment, the Option will, to the extent not vested, become fully vested and exercisable immediately prior to the effective time of such Change in Control.

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CEO PAY RATIO
We are providing the following information regarding the ratio of the annual total compensation of Eric J. Lindberg, Jr., our Chief Executive Officer, to the annual total compensation of our median employee.
For Fiscal Year 2021:
MEDIAN EMPLOYEE	The annual total compensation of our median compensated employee (other than our CEO) was $50,531
CHIEF EXECUTIVE OFFICER	The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $4,008,965
PAY RATIO	The annual total compensation of our CEO was approximately 79.3 times the annual total compensation of our median employee (other than our CEO)
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies—including companies in our peer group—may not be comparable to the pay ratio reported above. Further, other companies may have different employment and compensation practices, different geographic breadth, and have more or less employees at comparable skill and pay levels. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
Determining the Median Employee
We had previously identified a median employee for disclosure in our 2021 proxy statement using the methodology set forth below. For purposes of determining our CEO pay ratio for Fiscal Year 2021, SEC rules allow us to use the same median employee (or comparable employee) for three years as long as there has been no change in our employee population or employee compensation programs that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. During the last completed fiscal year, we determined there has been no change in our employee population or employee compensation programs that would significantly impact our CEO pay ratio disclosure, and given that we have used the same median employee for this pay ratio calculation as we had used in the prior year.
EMPLOYEE POPULATION
As previously disclosed, to identify our median employee in Fiscal Year 2020, we used our employee population data as of December 1, 2020 as the reference date. As of such date, our employee population consisted of approximately 960 individuals, approximately 70% of which were hourly employees and all of whom were located in the United States. For purposes of the pay ratio calculation, our employee population consists of all full- and part-time employees at all locations (other than our CEO), including all temporary employees employed as of the measurement date.
METHODOLOGY FOR DETERMINING OUR MEDIAN EMPLOYEE
To identify the median employee from our employee population, we used Box 1 Form W-2 earnings for Fiscal Year 2020 as reflected in our U.S. and local payroll records plus the value of all benefits and employee discounts provided to all employees on a non-discriminatory basis. In identifying the median employee, we annualized the compensation for full-time employees hired during the fiscal year, and we did not make any cost-of-living adjustments.
Annual Total Compensation of Median Employee
We calculated the median employee’s compensation for Fiscal Year 2021 on the same basis as required by the Summary Compensation Table, plus the value of benefits provided to our median employee under non-discriminatory benefit plans available to all employees during Fiscal Year 2021.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement and added the value of benefits provided to our CEO under non-discriminatory benefit plans available to all employees during Fiscal Year 2021.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Persons Transaction Policy
We have a written policy on transactions with related persons, which we refer to as our Related Person Policy. Our Related Person Policy requires the prompt disclosure to our General Counsel of any transaction in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, with a related person being a person(i) who is or was at any time since the beginning of our last fiscal year, a director, director nominee, or executive officer; (ii) who is the beneficial holder of more than 5% of any class of our voting securities; (iii) any of their immediate family members; or (iv) any entity owned or controlled by any of the foregoing persons.
Our general counsel will communicate that information to our Audit and Risk Committee. Our Related Person Policy provides that no related person transaction will be executed without the approval or ratification of our Audit and Risk Committee. It is our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.
Related Party Transactions
STOCKHOLDERS AGREEMENT
On October 7, 2014, we entered into a stockholders agreement with an affiliate of H&F (referred to as the “H&F Investor”), certain executive officers and their family trusts, including Messrs. Lindberg, Read, Bracher and Wilson, and certain of our directors and their family trusts, including Messrs. Herman, Mathews and York. We amended and restated this stockholders agreement on June 19, 2019 in connection with our IPO.
The Amended and Restated Stockholders Agreement provides, among other terms, that the Executive Stockholders (as defined in the Amended and Restated Stockholders Agreement) and the Read Trust Rollover Stockholders (as defined in the Amended and Restated Stockholders Agreement), trusts controlled by Mr. Lindberg, Mr. Read or members of their immediate family, acting together by majority vote, have the right to nominate one person (such person, the “Stockholder Nominee”) to our Board for so long as such stockholders collectively own at least 5% of our outstanding shares of common stock. The Amended and Restated Stockholders Agreement also provides that our Chief Executive Officer will be nominated to our Board. The Stockholder Nominee, Mr. Read, is a Class II director and the Chief Executive Officer, Mr. Lindberg, is a Class III director and director nominee at the 2022 Annual Meeting.
Pursuant to the Amended and Restated Stockholders Agreement, we will include the Stockholder Nominee and the Chief Executive Officer nominee on the slate that is included in our proxy statement relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such person as we provide to any other individual standing for election as a director. In addition, each stockholder party to the Amended and Restated Stockholders Agreement agrees to vote in favor of the Company slate that is included in our proxy statement.
In the event that the Stockholder Nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the Amended and Restated Stockholders Agreement are entitled to appoint another nominee to fill the resulting vacancy.
The Amended and Restated Stockholders Agreement contains provisions that entitle the Executive Stockholders and the Read Trust Rollover Stockholders to certain rights to have their securities registered by us under the Securities Act.
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Certain Relationships and Related Party Transactions
INDEMNIFICATION OF DIRECTORS AND OFFICERS
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware general corporation law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we agree to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.
LEASE ARRANGEMENTS
As of April 2, 2022, we leased fifteen store properties and one distribution center from entities in which Messrs. Lindberg and Read, or their respective families, had a direct or indirect material interest. These entities received aggregate annual lease payments in Fiscal Year 2021 of $6.1 million and of $1.5 million in the 13 weeks ended April 2, 2022. The leases for seven of these stores expire in August 2024. The leases on the nine remaining properties expire on various dates between May 2023 and December 2032.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of the common stock of Grocery Outlet Holding Corp. as of April 11, 2022 for:
•
each person known by us to own beneficially 5% or more of our outstanding shares of common stock;

•
each Named Executive Officer;

•
each of our directors and nominees for director; and

•
all of our executive officers and directors as a group.

For each executive officer, director, or director nominee, information with respect to beneficial ownership is based upon information furnished to us by such person and for each person known by us to own beneficially 5% or more of our outstanding shares of common stock, based on information reported in Schedules 13D or 13G filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 11, 2022 and RSUs that vest within 60 days of April 11, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.
The percentages of beneficial ownership set forth below are based on 96,338,755 shares of our common stock outstanding as of April 11, 2022.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, California 94608.
NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED
5% Stockholders:
Jackson Square Partners, LLC(1)	10,769,730	11.2%
The Vanguard Group(2)	8,394,132	8.7%
BlackRock, Inc.(3)	8,220,729	8.5%
Capital Research Global Investors(4)	6,876,031	7.1%
Capital World Investors(5)	5,693,839	5.9%
Mackenzie Financial Corporation(6)	4,998,053	5.2%
Parnassus Investments, LLC(7)	4,843,029	5.0%
Named Executive Officers and Directors:
Eric J. Lindberg, Jr.(8)	4,909,872	5.0%
Charles C. Bracher(9)	315,946	*
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Security Ownership of Certain Beneficial Owners and Management
NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED
Robert Joseph Sheedy, Jr.(10)	198,924	*
Steven K. Wilson(11)	202,161	*
Pamela B. Burke(12)	80,440	*
Erik D. Ragatz(13)	211,917	*
S. MacGregor Read, Jr.(14)	4,628,721	4.8%
Kenneth W. Alterman(15)	68,310	*
John E. Bachman	5,882	*
Mary Kay Haben(16)	5,882	*
Thomas F. Herman(17)	60,400	*
Carey F. Jaros	3,581	*
Norman S. Matthews(18)	156,393	*
Gail Moody-Byrd	2,821	*
Jeffrey R. York	138,306	*
All directors and executive officers as a group (17 persons)(19)	11,072,773	11.2%

*
Indicates beneficial ownership of less than 1%.

(1)
Based upon statements contained in a Schedule 13G/A filed by Jackson Square Partners, LLC on February 11, 2022. According to the Schedule 13G/A, Jackson Square Partners, LLC has sole voting power over 8,573,211 of the reported shares, shared voting power over none of the reported shares and sole dispositive power over all reported shares. The address of Jackson Square Partners, LLC is One Letterman Drive, Building A, Suite A3-200, San Francisco, California 94129.

(2)
Based upon statements in a Schedule 13G/A filed by The Vanguard Group on February 10, 2022. According to the Schedule 13G/A, The Vanguard Group has sole voting power over none of the reported shares, shared voting power over 41,820 of the reported shares, sole dispositive power over 8,274,979 of the reported shares and shared dispositive power over 119,153 of the reported shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based upon statements in a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022. The report includes holdings of various subsidiaries of the holding company, none of whom are reported to beneficially own more than 5% of our common stock. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 7,749,953 of the reported shares, shared voting power over none of the reported shares, sole dispositive power over 8,220,729 of the reported shares and shared dispositive power over none of the reported shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
Based upon statements contained in a Schedule 13G filed by Capital Research Global Investors on February 11, 2022. According to the Schedule 13G Capital Research Global Investors has sole voting power over 6,876,031 of the reported shares, shared voting power over none of the reported shares and sole dispositive power over all reported shares. The address of Capital Research Global Investors is 333 South Hope Street, 55th Fl, Los Angeles, California 90071.

(5)
Based upon statements contained in a Schedule 13G filed by Capital World Investors on February 11, 2022. According to the Schedule 13G Capital World Investors has sole voting and dispositive power over all of the reported shares. The address of Capital World Investors is 333 South Hope Street, 55th Fl, Los Angeles, California 90071.

(6)
Based upon statements contained in a Schedule 13G/A filed by Mackenzie Financial Corporation on February 4, 2022. According to the Schedule 13G Mackenzie Financial Corporation has sole voting and dispositive power over all of the reported shares. The address of Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario M5V 3K1.

(7)
Based upon statements contained in a Schedule 13G filed by Parnassus Investments LLC on February 16, 2022. According to the Schedule 13G Mackenzie Financial Corporation has sole voting and dispositive power over all of the reported shares. The address of Parnassus Investments LLC is 1 Market Street, Suite 1600, San Francisco, CA 94105.

(8)
Consists of (i) 15,554 shares of Common Stock directly held by Mr. Lindberg, (ii) 2,065,228 shares of Common Stock issuable upon the exercise of options exercisable within 60 days following April 11, 2022 directly held by Mr. Lindberg, (iii) 460 shares directly held by Mr. Lindberg’s wife, (iv) 460 shares directly held by one of Mr. Lindberg’s children, (v) 2,126,670 shares directly held by the Lindberg Revocable Trust u/a/d 2/14/06 of which Mr. Lindberg is a Trustee, and (vi) 701,500 shares directly held by the Lindberg Irrevocable Trust u/a/d 5/12/17 of which Mr. Lindberg is a Trustee. Mr. Lindberg reports that he has sole voting and dispositive power over 2,080,782 shares and shared voting and dispositive power over 2,829,090 shares.

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Security Ownership of Certain Beneficial Owners and Management
(9)
Consists of (i) 49,225 shares held directly by Mr. Bracher, (ii) 1,410 shares directly held by Mr. Bracher’s spouse, and (iii) 265,311 shares issuable upon the exercise of options exercisable within 60 days following April 11, 2022. Not included in the table above are 1,200 shares held in a trust for Mr. Bracher’s children over which Mr. Bracher has no voting or investment power.

(10)
Consists of 21,865 shares held directly by Mr. Sheedy and 177,059 shares issuable upon the exercise of options exercisable within 60 days following April 11, 2022.

(11)
Consists of 131,255 shares held directly by Mr. Wilson and 70,906 shares issuable upon the exercise of options exercisable within 60 days following April 11, 2022.

(12)
Consists of 5,797 shares held directly by Ms. Burke and 74,643 shares issuable upon the exercise of options exercisable within 60 days following April 11, 2022.

(13)
Consists of shares of 2,821 shares held directly by Mr. Ragatz and 209,096 held by a limited partnership controlled by Mr. Ragatz.

(14)
Consists of (i) 2,712 shares directly held by Mr. Read; (ii) 2,307,975 shares directly held by The Nordlingen Trust dated 1/23/2012, as amended and restated, 9/17/2014 of which Mr. Read is a Trustee, (iii) 2,307,975 shares directly held by The Redmond Trust dated 10/19/2003, as amended and restated, 9/17/2014 of which Mr. Read is a Trustee, and (iv) 10,059 shares held as fully vested DSUs under our Director Deferral Program. The address of Mr. Read is c/o Katz, Baskies & Wolf PLLC, 3020 North Military Trail, Suite 100, Boca Raton, Florida 33431.

(15)
Consists of (i) 25,897 shares directly held by Mr. Alterman, (ii) 39,592 shares directly held by the Alterman Revocable Trust, of which Mr. Alterman is a Trustee and (iii) 2,821 shares held as fully vested DSUs under our Director Deferral Program.

(16)
Consists of 3,061 shares directly held by Ms. Haben and 2,821 shares held as fully vested DSUs under our Director Deferral Program.

(17)
Consists of 14,883 shares directly held by Mr. Herman, and 45,517 shares directly held by the Thomas F. Herman Separate Property Trust, of which Mr. Herman is a Trustee.

(18)
Consists of (i) 25,897 shares directly held by Mr. Matthews, (ii) 123,849 shares held by The Matthews Family 2020 Trust dtd 11/24/2020 of which Mr. Matthews is a Trustee; and (iii) 6,647 shares held as fully vested DSUs under our Director Deferral Program.

(19)
Includes (i) 2,730,611 shares issuable upon the exercise of options exercisable within 60 days following April 11, 2022; and (ii) 22,348 shares held as fully vested DSUs under our Director Deferral Program.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our equity compensation plans as of January 1, 2022. All outstanding awards relate to our common stock.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING EQUITY AWARDS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING EQUITY AWARDS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity Compensation Plans Approved by Stockholders(1)	6,770,373(2)	$9.90(3)	2,783,396(4)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	6,770,373	$9.90	2,783,396

(1)
Consists of options, RSUs and PSUs issued under our 2019 Incentive Plan and our 2014 Stock Plan. For the PSUs included in this number, maximum achievement levels were used. The actual number of shares issuable will be determined at the time of vesting and could be less. Our 2014 Stock Plan terminated in June 2019 in connection with the adoption of the 2019 Incentive Plan. We cannot issue any further awards under the 2014 Stock Plan.

(2)
Includes (i) 3,135,141 shares issuable in connection with time-based options, (ii) 1,696,194 shares issuable in connection with performance-based options, (iii) 836,496 shares issuable in connection with unvested RSUs, (iv) 8,841 shares issuable in connection with DSUs under the Director Deferral Program and (iv) 546,851 shares issuable in connection with PSUs (assuming target performance level).

(3)
Represents weighted average exercise price of outstanding options. Excludes RSUs and PSUs, which have no exercise price.

(4)
Represents all shares available for future issuance under the 2019 Incentive Plan as of January 1, 2022. On the first day of each fiscal year beginning in fiscal 2020 and ending in fiscal 2029, the 2019 Incentive Plan provides for an annual automatic increase of the shares reserved for issuance in an amount equal to the positive difference between (i) 4% of the Outstanding Common Stock (as defined in the 2019 Incentive Plan) on the last day of the immediately preceding fiscal year and (ii) the plan share reserve on the last day of the immediately preceding fiscal year, or a lesser number as determined by our Board. Pursuant to this provision, on January 2, 2021, 764,118 new shares became available for issuance under the 2019 Incentive Plan.

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PROPSALS FOR CONSIDERATION AT ANNUAL MEETING
Proposal 1—Election of Class III Directors
At our Annual Meeting, stockholders will elect three Class III directors to hold office until our 2025 annual meeting of stockholders. The following directors are being nominated for election to our Board: Carey F. Jaros, Eric J. Lindberg, Jr. and Norman S. Matthews. These nominees were recommended by our Nominating and Corporate Governance Committee and approved for nomination by our Board. Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Corporate Governance and Board Matters—Directors as of the Record Date”. Our Nominating and Corporate Governance Committee and Board believes that each director nominee has the experience, qualification, personal and professional integrity, and diversity of background and understands our business and industry. Our Board believes that each director nominee has demonstrated the willingness and the ability to dedicate adequate time and attention to fulfill the responsibilities required as a director. The Board has determined that Ms. Jaros and Mr. Matthews are independent directors.
The directors will serve until their successors have been duly elected and qualified, or until any such director’s earlier resignation, retirement or other termination of service. The individuals named as proxies in the form of proxy solicited by our Board intend to vote the represented shares for such nominees, unless otherwise instructed on the form of proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Alternatively, the Board may reduce the size of the Board and, therefore, the number of directors to be elected. If any substitute nominee is designated, we will file amended proxy materials that, as applicable, identifies any substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee as required by the rules of the SEC. We are not aware of any nominee who will be unable to or will not serve as a director.
The Board unanimously recommends that the stockholders vote “FOR” the election of each of the nominated Class III directors.
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Proposals for Consideration at Annual Meeting
Proposal 2—Ratification of Independent Registered Public Accounting Firm
The Audit and Risk Committee has re-appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for Fiscal Year 2022. In making the determination to re-appoint Deloitte & Touche for Fiscal Year 2022, the Audit and Risk Committee considered, among other factors:
•
The significant benefits from Deloitte’s extensive historical experience, including:

–
Higher quality audit work and accounting advice due to Deloitte’s institutional knowledge of and familiarity with our business and operations, accounting policies and financial systems, and internal control framework.

–
Operational efficiencies and a resulting lower fee structure because of Deloitte’s history and familiarity with our business.

•
The positive assessment of management and the Committee regarding Deloitte’s performance of services during Fiscal Year 2021.

•
Deloitte’s qualifications, independence, capabilities and expertise, evident through its audit planning and reports, industry knowledge, resources and staffing, objectivity and professional skepticism.

•
Results from the most recent PCAOB report on Deloitte and peer firms and continuing improvements made since the prior report.

•
The quality and frequency of Deloitte’s communications to and interactions with the Committee, including the Chair, at meetings and between meetings.

Deloitte & Touche has served as our independent registered public accounting firm since 2007. The fees paid to Deloitte & Touche during Fiscal Years 2020 and 2021 can be found under the heading “Other Audit and Risk Committee Matters” above.
The Company is not required by its bylaws or applicable law to submit the appointment of Deloitte & Touche for stockholder approval. However, as a matter of good corporate governance, the Board has determined to submit the Audit and Risk Committee’s appointment of Deloitte & Touche as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of Deloitte & Touche, the Audit and Risk Committee may consider such vote when determining whether to appoint our independent registered public accounting firm in the future, or determine to appoint another independent registered public accounting firm. In addition, even if stockholders ratify the Audit and Risk Committee’s selection, the Audit and Risk Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte & Touche is expected to attend the 2022 Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions from stockholders.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2022.

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Proposals for Consideration at Annual Meeting
Proposal 3—Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation
We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement as required by Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the Fiscal Year 2021 compensation of our Named Executive Officers.
Our Board requests your advisory vote on the following resolution at the 2022 Annual Meeting:
RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3 to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC.

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Proposals for Consideration at Annual Meeting
Proposal 4—Approval of Amendments of our Certificate of Incorporation to (i) Eliminate Applicable Supermajority Voting Requirements and (ii) Make Certain Changes to Remove Obsolete Language
GENERAL DESCRIPTION
Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, our Board unanimously approved, and recommends that the Company’s stockholders approve, amendments of certain provisions to our current Amended and Restated Certificate of Incorporation to (i) remove the requirement that certain amendments to the Company’s Certificate of Incorporation and Bylaws require the approval of at least 66 2/3% in voting power of all the then outstanding shares of voting stock of the Company entitled to vote, as described below; and (ii) make additional changes to remove obsolete language relating to a former stockholder (such changes, together, the “Supermajority Voting Removal Amendment”).
SUMMARY OF PROPOSAL
The following is a summary of the Supermajority Voting Removal Amendment, and is qualified in its entirety by reference to the full text of the Supermajority Voting Removal Amendment as set forth in Appendix A (with additions shown as underlined and deletions shown as struck through).
Currently, Article V of the Certificate of Incorporation requires that at any time affiliates of H&F beneficially own, in the aggregate, less than 40% in voting power of our stock, amendments to the following provisions be approved by 66 2/3% in voting power of all the then outstanding shares of voting stock of the Company entitled to vote:
•
matters regarding amendments to the Certificate of Incorporation and Bylaws (Article V)

•
matters related to the Board, including the classification of the Board, authority to fix the total number of directors and removal of directors (Article VI)

•
the limitation of director liability (Article VII)

•
matters regarding stockholder action by written consent, and at special and annual meetings of stockholders (Article VIII)

•
provisions related to competition and corporate opportunities for certain Identified Persons (as defined in the Certificate of Incorporation) (Article IX)

•
the application of Section 203 of the Delaware General Corporation Law and Business Opportunities (as defined in the Certificate of Incorporation) (Article X)

Additionally, Article VI.C. requires that at any time affiliates of H&F beneficially own, in the aggregate, less than 40% in voting power of our stock, directors may only be removed for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote.
We believe that H&F no longer owns any shares of our stock.
The Supermajority Voting Removal Amendment would replace the supermajority voting provisions described above in the Certificate of Incorporation with a voting standard based on the majority of the outstanding shares entitled to vote thereon.
In addition, the Supermajority Voting Removal Amendment would remove various references and provisions related to H&F, including provisions that applied when affiliates of H&F beneficially owned 40% or more in voting power of our stock.
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Proposals for Consideration at Annual Meeting
REASONS FOR THE PROPOSAL
In deciding to approve the Supermajority Voting Removal Amendment and to recommend that the stockholders vote to adopt the Supermajority Voting Removal Amendment, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, considered the advantages and disadvantages of a supermajority voting requirement in respect of the aforementioned provisions. Our current supermajority voting requirements have been in place since our IPO, at which time we were a controlled company due to H&F’s ownership. The supermajority voting protections are common among new public companies as well as controlled companies, as these requirements can benefit stockholders by promoting corporate governance stability for a new public company and reducing the Company’s vulnerability to coercive takeover tactics and special interest groups by requiring broad stockholder consensus to make certain fundamental changes.
We have since transitioned to a non-controlled, widely held public company and our Board has conducted a review of corporate governance matters to consider practices that are aligned with our current ownership. While the Board continues to believe that supermajority protections provide important benefits, the Board recognizes that supermajority voting requirements may have the effect of reducing the accountability of directors to stockholders and a lower voting standard provides stockholders with a greater opportunity to participate in fundamental corporate governance decisions. The Board also considered that eliminating these supermajority voting requirements is consistent with generally held views of evolving corporate governance practice for non-controlled companies and better aligns with the perspectives of many of our stockholders as expressed to us in recent stockholder outreach.
Therefore, the Board has adopted resolutions to approve the Supermajority Voting Removal Amendment, to declare the Supermajority Voting Removal Amendment advisable and in the best interests of the Company and its stockholders and to submit the Supermajority Voting Removal Amendment to our stockholders for consideration.
REQUIRED VOTE AND EFFECTIVENESS
The affirmative vote of at least 66 2/3% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Supermajority Voting Removal Amendment. If our stockholders adopt the Supermajority Voting Removal Amendment, the Supermajority Voting Removal Amendment will become effective upon the filing of a certificate reflecting such amendment to our current Certificate of Incorporation with the Delaware Secretary of State. We intend to make that filing as soon as practicable if the Supermajority Voting Removal Amendment is adopted at the 2022 Annual Meeting.
However, even if our stockholders adopt the Supermajority Voting Removal Amendment, the Board may abandon the Supermajority Voting Removal Amendment without further stockholder action prior to the effectiveness of the filing of a certificate reflecting such amendment with the Delaware Secretary of State and, if abandoned, the Supermajority Voting Removal Amendment will not become effective. If the Board abandons the Supermajority Voting Removal Amendment, we will publicly disclose that fact and the reason for its determination. If the Supermajority Voting Removal Amendment is not approved by our stockholders, all of the supermajority provisions set forth in our current Certificate of Incorporation will remain in effect and all references to H&F will remain unchanged.
We are asking our stockholders to vote on separate proposals with respect to certain governance provisions in the Certificate of Incorporation, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions. This Proposal No. 4 is separate from, and is not conditioned on, the approval of Proposal No. 5 (Approval of Amendment to Certificate of Incorporation to declassify the Board of Directors). Your vote on Proposal No. 4 does not affect your vote on Proposal No. 5. You can vote FOR, AGAINST, or ABSTAIN from voting on either of these proposals. For reference, Appendix C sets forth the Restated Certificate of Incorporation of the Company as it will appear if both the Supermajority Voting Removal Amendment and the Declassification Amendment (as defined below) are adopted by our stockholders and become effective.
The Board unanimously recommends that the stockholders vote “FOR” Proposal 4 to approve the Supermajority Voting Removal Amendment.
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Proposals for Consideration at Annual Meeting
Proposal 5—Approval of Amendment to our Certificate of Incorporation to Declassify our Board of Directors by 2026
GENERAL DESCRIPTION
Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, our Board unanimously approved, and recommends that the Company’s stockholders approve, amendments of certain provisions to our current Amended and Restated Certificate of Incorporation to fully declassify the Board by the 2026 annual meeting of stockholders (the “Declassification Amendment”).
SUMMARY OF PROPOSAL
The following is a summary of the Declassification Amendment, and is qualified in its entirety by reference to the full text of the Declassification Amendment as set forth in Appendix B (with additions shown as underlined and deletions shown as struck through).
Currently, our Certificate of Incorporation divides the Board into three classes (Class I, Class II and Class III), with members of each class serving for staggered three-year terms. We are seeking stockholder approval to adopt the Declassification Amendment to fully declassify the Board, and provide for the annual election of directors, by our 2026 annual meeting of stockholders. The Board has approved the Declassification Amendment and declared it to be advisable and in the best interests of the Company and its stockholders, and recommends that the stockholders adopt the Declassification Amendment. The Declassification Amendment does not shorten the term of any director currently in office; however, the term of all classes of directors would terminate at our 2026 annual meeting of stockholders, notwithstanding that any such director may have previously been elected for a term extending beyond the 2026 annual meeting.
In addition, because our Board is currently classified, our directors can be removed only for cause, whereas Delaware law provides that directors serving on boards of directors that are not classified may be removed with or without cause. The Amended Certificate would permit stockholders to remove directors with or without cause following our 2026 annual meeting of stockholders. Directors with a term expiring on or before the 2026 annual meeting would continue to be removable only for cause.
REASONS FOR THE PROPOSAL
Our Board is committed to good corporate governance that aligns with our business and strategy and the interests of the Company and its stockholders. Following our IPO, we have transitioned to a non-controlled, widely held public company and our Board has conducted a review of corporate governance matters to consider practices that are aligned with our current ownership, including our classified board structure. In deciding to approve the Declassification Amendment and to recommend that the stockholders vote to adopt the Declassification Amendment, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, considered the advantages and disadvantages of maintaining a classified board structure. A classified board of directors can benefit stockholders by: promoting continuity and stability of the Board; encouraging directors to take a long-term perspective; reducing the Company’s vulnerability to coercive takeover tactics and special interest groups; and enhancing the independence of non-employee directors by providing them with a longer term of office.
While the Board continues to believe that a classified board provides are important benefits, the Board also has considered that a classified board structure may have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of each director. Furthermore, the Board recognizes that stockholders of public companies are generally supportive of non-controlled public companies shifting from classified boards to the annual election of directors and better aligns with the perspectives of many of our stockholders as expressed to us in recent stockholder outreach.
Therefore, the Board has adopted resolutions to approve the Declassification Amendment, to declare the Declassification Amendment advisable and in the best interests of the Company and its stockholders, and to submit the Declassification Amendment to our stockholders for consideration.
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Proposals for Consideration at Annual Meeting
The Board believes that declassifying the Board in 2026 rather than immediately is appropriate given our IPO was in June 2019, we became a non-controlled company in October 2019 and we continue to evolve our business and governance as a new public company. Additionally, between November 2019 and January 2021 our Board appointed five new Board members, while two directors resigned from the Board during such period. Considering all of these factors and the Board’s confidence in the Company’s long-term strategic plans, the Board believes that the appropriate time to have a fully declassified Board would be in 2026 to provide the Company with time to focus on a successful transition and successful execution of its strategic plan with stable Board leadership.
REQUIRED VOTE AND EFFECTIVENESS
The affirmative vote of at least 66 2/3% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Declassification Amendment. If our stockholders adopt the Declassification Amendment, the Declassification Amendment will become effective upon the filing of a certificate reflecting such amendment to our current Certificate of Incorporation with the Delaware Secretary of State. We intend to make that filing as soon as practicable if the Declassification Amendment is adopted at the 2022 Annual Meeting.
However, even if our stockholders adopt the Declassification Amendment, the Board may abandon the Declassification Amendment without further stockholder action prior to the effectiveness of the filing of a certificate reflecting such amendment with the Delaware Secretary of State and, if abandoned, the Declassification Amendment will not become effective. If the Board abandons the Declassification Amendment, we will publicly disclose that fact and the reason for its determination. If the Declassification Amendment is not approved by our stockholders, our Board will remain classified as provided for in our current Certificate of Incorporation.
We are asking our stockholders to vote on separate proposals with respect to certain governance provisions in the Certificate of Incorporation, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions. This Proposal No. 5 is separate from, and is not conditioned on, the approval of Proposal No. 4 (Approval of Amendments of our Certificate of Incorporation to (i) Eliminate Applicable Supermajority Voting Requirements and (ii) Make Certain Changes to Remove Obsolete Language). Your vote on Proposal No. 4 does not affect your vote on Proposal No. 5. You can vote FOR, AGAINST, or ABSTAIN from voting on either of these proposals. For reference, Appendix C sets forth the Restated Certificate of Incorporation of the Company as it will appear if both the Supermajority Voting Removal Amendment and the Declassification Amendment are adopted by our stockholders and become effective.
The Board unanimously recommends that the stockholders vote “FOR” Proposal 5 to approve the Declassification Amendment.
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ADDITIONAL INFORMATION
Frequently Asked Questions About the Proxy Materials and the Annual Meeting
WHEN AND WHERE WILL THE MEETING TAKE PLACE?
The 2022 Annual Meeting will be held on Monday, June 6, 2022 at 11:00 a.m. Pacific Daylight Time. The 2022 Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the 2022 Annual Meeting from any location with Internet connectivity and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GO2022. To participate in the meeting, you must have the sixteen-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form (if you elected to receive proxy materials by mail). Online access to the 2022 Annual Meeting will begin at 10:45 a.m. Pacific Daylight Time on June 6, 2022. We encourage our stockholders to access the meeting prior to the start time.
HOW DO STOCKHOLDERS PARTICIPATE IN THE VIRTUAL MEETING?
To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form if you elected to receive proxy materials by mail. You may access the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/GO2021. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
If you are a stockholder of record, appointing a proxy in response to this solicitation will not affect your right to attend the 2022 Annual Meeting and to vote during the 2022 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other intermediary), you will receive instructions from your broker, bank or other nominee that you must follow to have your shares of common stock voted.
This virtual meeting will provide the same rights and advantages that would be provided by a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. We will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
WHY DID I RECEIVE ONLY A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
As permitted by the SEC, the Company is furnishing to stockholders its notice of the 2022 Annual Meeting (the “Notice”), this Proxy Statement and the 2021 Annual Report primarily over the Internet. On or about April   , 2022, we will mail to each of our stockholders of record (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.
We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the environmental impact and the cost of printing and mailing paper copies.
WHAT IS THE PURPOSE OF THIS MEETING AND WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at the 2022 Annual Meeting and any adjournment or postponement of the meeting.
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Additional Information
At the 2022 Annual Meeting, you will be asked to vote on the following matters and the Board recommends you vote your shares as follows:
PROPOSAL	VOTING ALTERNATIVES	BOARD RECOMMENDATION

1
Election of Class III directors to hold office until the 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service

FOR the election of all Class III director nominees named herein
WITHHOLD authority to vote for all such Class III director nominees
FOR the election of all such Class III director nominees other than for whom authority to vote is specifically withheld
FOR each director nominee
2 Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022	FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022 ABSTAIN from voting on the matter	FOR
3 Advisory (non-binding) vote to approve our Named Executive Officer compensation	FOR or AGAINST the advisory vote to approve our Named Executive Officer compensation ABSTAIN from voting on the matter	FOR
4 Amendments to our Amended and Restated Certificate of Incorporation to (i) eliminate applicable supermajority voting requirements; and (ii) make certain other changes to remove obsolete language	FOR or AGAINST the amendments to our Amended and Restated Certificate of Incorporation ABSTAIN from voting on the matter	FOR
5 Amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors	FOR or AGAINST the amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors by 2026 ABSTAIN from voting on the matter	FOR
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Additional Information
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE ANNUAL MEETING?
VOTE IMPACT
PROPOSAL NO.	VOTE REQUIRED	FOR	WITHHOLD / AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal No. 1	Plurality of Votes Cast for each Director Nominee	For the director nominee(s)	Against the director nominee(s)	—	Not a vote cast
Proposal No. 2	Majority of Shares Present or Represented and Entitled to Vote	For the proposal	Against the proposal	Against the proposal	—
Proposal No. 3	Majority of Shares Present or Represented and Entitled to Vote	For the proposal	Against the proposal	Against the proposal	Not entitled to vote
Proposal No. 4	66 2/3 of Outstanding Shares	For the proposal	Against the proposal	Against the proposal	Against the proposal
Proposal No. 5	66 2/3 of Outstanding Shares	For the proposal	Against the proposal	Against the proposal	Against the proposal
With respect to Proposal No. 1, only votes cast “FOR” a nominee will be counted in the election of directors. While votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the three nominees receiving the highest number of votes at the 2022 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than three directors and stockholders may not cumulate votes in the election of directors.
We maintain a director resignation policy which provides for the contingent resignation of a director who receives more “withheld” votes than “for” votes at an uncontested director election, as well as the process of the Nominating and Corporate Governance Committee and the Board to review such resignation offer and publicly disclose the Board’s decision on whether to accept such offer. Beginning with our 2023 annual meeting, our directors will be elected to the Board using a majority voting standard as set forth in our Bylaws.
ARE ALL OF THE COMPANY’S DIRECTORS STANDING FOR ELECTION TO THE BOARD OF DIRECTORS AT THE ANNUAL MEETING?
No, only our Class III directors are standing for re-election at this time. Our Class I directors will stand for election in 2023 and our Class II directors will stand for election in 2024. If Proposal 5 is approved, beginning with the annual meeting of stockholders in 2026, each director will be elected for one-year terms.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
If at the close of business on the record date, April 11, 2022, you were a stockholder of record or held shares through a bank, broker or other intermediary, you may vote your shares on the matters presented at the 2022 Annual Meeting. You have one vote for each share of our common stock that you owned at the close of business on the record date. As of that date, there were 96,338,755 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.
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Additional Information
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND HOLDING SHARES AS A BENEFICIAL OWNER?
Key distinctions between shares held of record and those owned beneficially are summarized below.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the 2022 Annual Meeting. However, even if you plan to attend the 2022 Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.
Beneficial Owner Stockholders
If you hold your shares through a bank, broker or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). Most of our stockholders are beneficial owner stockholders. As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. The availability of online voting during the meeting for beneficial stockholders may depend on the voting procedures of the organization that holds your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. Even if you plan to attend the 2022 Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.
WHAT OPTIONS ARE AVAILABLE TO ME TO VOTE MY SHARES?
Whether you hold shares directly as the stockholder of record or indirectly through a bank, broker, or other intermediary, your shares may be voted by following any of the voting options available to you below:
You may vote via the Internet.
•
You can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability or, if you received a printed set of the proxy materials by mail, on the proxy card or voting instruction form.

You may vote via the telephone.
•
If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most beneficial owner stockholders (also referred to as holding shares in “street name”) may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those stockholders should check the voting instruction form for telephone voting instructions and availability.

You may vote by mail.
•
If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

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Additional Information
You may vote during the meeting.
•
Stockholders of record may vote while attending the 2022 Annual Meeting via live webcast while the polls remain open by visiting www.virtualshareholdermeeting.com/GO2022. You will need your 16-digit number found in the Notice of Internet Availability or your proxy card. If you are the beneficial owner of shares holding your shares through a bank, broker, or other intermediary, you should receive separate instructions from the holder of record of your common stock describing how you can vote that stock.

Even if you plan to attend the 2022 Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the 2022 Annual Meeting. This will ensure that your vote will be counted if you later are unable to attend.
WHAT IF I DON’T VOTE FOR SOME OF THE ITEMS LISTED ON MY PROXY CARD OR VOTING INSTRUCTION CARD?
If you properly execute and return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our Board. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the election of directors and the advisory vote to approve executive officer compensation. Our Proposal 2 (ratification of the appointment of our independent registered public accounting firm for Fiscal Year 2022) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.
If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter.
If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the 2022 Annual Meeting.
HOW IS A QUORUM DETERMINED?
The representation, at the 2022 Annual Meeting or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the 2022 Annual Meeting constitutes a quorum at the 2022 Annual Meeting. Shares represented by proxy or voting instructions are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the 2022 Annual Meeting. If a quorum is not present by attendance at the 2022 Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
CAN I CHANGE MY VOTE OR REVOKE MY PROXY?
Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the 2022 Annual Meeting by:
•
Submitting to our Corporate Secretary, before the voting at the 2022 Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•
Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

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Additional Information
•
Attending the 2022 Annual Meeting and voting during the live webcast while the polls are open; however, attendance at the 2022 Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary.
ARE THERE OTHER MATTERS TO BE VOTED ON AT THE 2022 ANNUAL MEETING?
We do not know of any other matters that may come before the 2022 Annual Meeting other than Proposals 1, 2, 3, 4 and 5 included herein. If any other matters are properly presented at the 2022 Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
IS A LIST OF STOCKHOLDERS AVAILABLE?
The names of stockholders of record entitled to vote at the 2022 Annual Meeting will be available for review by stockholders at the 2022 Annual Meeting on the virtual meeting web portal by logging in as a stockholder using your 16-digit number.
A list of these stockholders will be open for examination electronically by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the 2022 Annual Meeting by contacting our Investor Relations department at 646-277-1214 and during the Annual Meeting at www.virtualshareholdermeeting.com/GO2022.
WHERE CAN I FIND THE VOTING RESULTS?
Preliminary voting results will be announced at the 2022 Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2022 Annual Meeting.
WHO IS SOLICITING PROXIES, HOW ARE THEY BEING SOLICITED, AND WHO PAYS THE COST?
The solicitation of proxies is being made on behalf of our Board and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. We have retained the services of Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of approximately $7,500 plus out of pocket expenses. No additional compensation will be paid to our directors, officers or other employees for such services.
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OTHER MATTERS
Our Board does not presently intend to bring any other business before the meeting, and, so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Availability of Fiscal Year 2021 Annual Report to Stockholders
Our 2021 Annual Report has been posted, and is available without charge, at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2021 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2021 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2021 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA 94608.
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting of Stockholders
Stockholders wishing to include a proposal for stockholder consideration in our 2023 proxy statement or bring business before our annual meeting of stockholders in 2023 must send notice to our Corporate Secretary at our principal executive offices at 5650 Hollis Street, Emeryville, CA 94608 by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2023 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary at the address set forth above no later than the close of business on December 23, 2022. If the date of our 2023 annual meeting is more than 30 days before or after June 6, 2023, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Our bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our Board at an annual meeting of stockholders. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8 or to nominate one or more persons for election to our Board, the stockholder must deliver a written notice to our Corporate Secretary at the address written above and provide the information required by the provisions of our bylaws dealing with stockholder proposals or director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than March 8, 2023 and no earlier than February 6, 2023, unless our 2023 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, June 6, 2023, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting or the 10th day after public announcement of the date of the 2023 annual meeting is first made by the Company. Public announcement of an adjournment or postponement of an annual meeting will not commence a new time period for the giving of stockholder notice. If the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board by February 26, 2023, then a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Company. The requirements for such stockholder’s notice are set
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Other Matters
forth in our bylaws, which are posted in the Corporate Governance section of the Investor Relations page on our website at https://investors.groceryoutlet.com.
Candidates proposed by stockholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the Nominating and Corporate Governance Committee under criteria similar to the evaluation of other candidates set forth above in “—Director Recruitment, Nomination and Appointment Process.” Candidates submitted this way may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance Committee’s decision.
To comply with the universal proxy rules (effective in 2023), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2023.
Certain stockholders have director nomination rights pursuant to our Amended and Restated Stockholders Agreement. See “—Nomination Rights and Support Obligations under our Amended and Restated Stockholders Agreement” above for more information.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during Fiscal Year 2021, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that, due to administrative errors, (i) Mr. Herman filed one late Form 4 on to report one transaction; and (ii) Lindsay E. Gray, our Vice President and Corporate Controller, filed one late Form 4 to report one transaction.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2021 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2021 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA 94608 or by phone at (510) 704-2859. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2021 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2021 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.
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Other Matters
Transfer Agent Information
American Stock Transfer & Trust Company, LLC., or AST, is the transfer agent for our common stock. AST can be reached at American Stock Transfer & Trust Company, LLC 6201 15th Ave, New York NY 11219, Attention: Shareholder Services, (800) 937-5449. You should contact AST if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address.
Forward-Looking Statements
Certain statements contained in this Proxy Statement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement and the documents incorporated by reference herein other than statements of historical fact, including statements regarding the Company’s outlook, prospects, plans, business, results of operations, financial position, future financial performance and business strategy, may constitute forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “project,” “seek,” “will,” and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements we make, including those described under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Annual Report or as described in other subsequent reports we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance or achievements. These forward-looking statements are made as of the date of this Proxy Statement or as of the date specified herein and we have based these forward-looking statements on our current expectations and projections about future events and trends. Except as required by law, we do not undertake any duty to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.
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Appendix A
Supermajority Voting Removal Amendment
ARTICLE V
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
~~A.Notwithstanding anything contained in this Certificate of Incorporation to the contrary, at any time when H&F (as defined in Article VI(B) below) beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, Article VIII, Article IX and Article X. For the purposes of this Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).~~
A. The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
B.The Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. ~~Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote of the stockholders, at any time when H&F beneficially owns, in the aggregate, less than 40%~~ The affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or by applicable law, ~~the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class,~~ shall be required in order for the stockholders of the Corporation to amend, alter, rescind, change, add or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
ARTICLE VI
BOARD OF DIRECTORS
A.Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors~~; provided that, at any time H&F owns, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders~~. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting following the IPO Date, the directors of the class to be elected at each annual meeting shall be elected for a three year term. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
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Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.
B.Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Amended and Restated Stockholders Agreement, dated as of June 19, 2019, by and among the Corporation~~, certain affiliates of Hellman & Friedman LLC (together with its Affiliates (as defined below), subsidiaries, successors and assigns (other than the Corporation and its subsidiaries), “H&F”) and certain~~ and the other parties named therein (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) may be filled ~~by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders; provided, however, that, subject to the aforementioned rights granted to holders of one or more series of Preferred Stock or rights generated pursuant to the Stockholders Agreement, at any time when H&F beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled~~ only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
C.Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) ~~may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that at any time when H&F beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director, or all such directors~~ may be removed only for cause and only by the affirmative vote of ~~the holders of at least 66 2/3%~~ a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
ARTICLE VIII
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS
A.~~At any time when H&F beneficially owns, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, or by certified or registered mail, return receipt requested. At any time when H&F beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any~~Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
B.Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairman of the Board of Directors~~; provided, however, that at any time when H&F beneficially owns, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in~~
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~~the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of H&F~~.
ARTICLE IX
COMPETITION AND CORPORATE OPPORTUNITIES
A.In recognition and anticipation that ~~(i) certain directors, principals, officers, employees and/or other representatives of H&F and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (ii) H&F and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii)~~ members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of ~~H&F,~~ the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
B.None of ~~(i) H&F or (ii) any~~the Non-Employee Directors (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in ~~(i) and (ii) above~~this sentence being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this Article IX. Subject to said Section (C) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.
E.For purposes of this Article IX, (i) “Affiliate” shall mean (a~~) in respect of H&F, any Person that, directly or indirectly, is controlled by H&F, controls H&F or is under common control with H&F and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b~~) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (~~c~~b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
ARTICLE X
DGCL SECTION 203 AND BUSINESS COMBINATIONS
C.
For purposes of this Article X, references to:

1.
“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

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2.
“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.
Reserved.

4.
Reserved.

~~3.~~
~~“H&F Direct Transferee” means any person that acquires (other than in a registered public offering) directly from H&F or any of its successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.~~

~~4.~~
~~“H&F Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any H&F Direct Transferee or any other H&F Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.~~

5.
“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)
any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;

(ii)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)
any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

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(iv)
any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)
any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

6.
“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

7.
“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include ~~(a) H&F, any H&F Direct Transferee, any H&F Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b)~~ any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that ~~in the case of clause (b)~~ such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

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Appendix B
Declassification Amendment
ARTICLE VI
BOARD OF DIRECTORS
A.Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors; provided that, at any time H&F owns, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders.
B. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall continue to consist, as nearly as possible, of one-third of the total number of such directors~~. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting following the IPO Date,~~, and the directors ~~of the~~in each such class ~~to be elected at each annual meeting~~ shall be elected for a ~~three year term~~three-year term; provided, however, that the term of all classes of directors shall terminate at the 2026 annual meeting of stockholders of the Corporation, notwithstanding that any such director may have previously been elected for a term extending beyond the 2026 annual meeting. Commencing with the 2026 annual meeting of stockholders of the Corporation, the Board shall cease to be divided into classes, and all directors shall be elected to hold office for a term of one year. Each director shall serve from the date of his or her election or appointment and until the next annual meeting at which the class of directors to which he or she belongs is elected (or, from and after the 2026 annual meeting of stockholders, the annual meeting following his or her election or appointment) and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. If the number of such directors is changed prior to the 2026 annual meeting of stockholders of the Corporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.~~
~~B~~C.Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Amended and Restated Stockholders Agreement, dated as of June 19, 2019, by and among the Corporation, certain affiliates of Hellman & Friedman LLC (together with its Affiliates (as defined below), subsidiaries, successors and assigns (other than the Corporation and its subsidiaries), “H&F”) and certain other parties named therein (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders; provided, however, that, subject to the aforementioned rights granted to holders of one or more series of Preferred Stock or rights generated pursuant to the Stockholders Agreement, at any time when H&F beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected to
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fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
~~C~~D.~~Any~~ Commencing with the 2026 annual meeting of stockholders of the Corporation, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class~~; provided, however, that at any time when H&F beneficially owns, in the aggregate, less than 40% in voting power of the stock~~. Prior to the 2026 annual meeting of stockholders of the Corporation ~~entitled to vote generally in the election of directors, any such director~~, any or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
~~D~~E.Elections of directors need not be by written ballot unless the Bylaws shall so provide.
~~E~~F.During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
~~F~~G.As used in this Article VI only, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and the term “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
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Appendix C
RESTATED CERTIFICATE OF INCORPORATION
OF
GROCERY OUTLET HOLDING CORP.
* * * * *
The present name of the corporation is Grocery Outlet Holding Corp. (the “Corporation”). The Corporation was incorporated under the name “Cannery Sales Holding Corp.” by the filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 11, 2014. This Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation, as theretofore amended or supplemented, and there is no discrepancy between the provisions of the Certificate of Incorporation as thereto amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The Corporation’s Certificate of Incorporation as theretofore amended or supplemented is hereby integrated and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is Grocery Outlet Holding Corp.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 200 Bellevue Parkway, Suite 210 in the City of Wilmington, County of New Castle, 19809. The name of the registered agent of the Corporation in the State of Delaware at such address is Intertrust Corporate Services Delaware Ltd.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of stock that the Corporation shall have authority to issue is 550,000,000, which shall be divided into two classes as follows:
500,000,000 shares of common stock, par value $0.001 per share (“Common Stock”); and
50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).
I.
Capital Stock.

A.The board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the number of shares constituting such series and the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock. The powers (including voting powers), preferences and relative, participating, optional and other
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special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.
B.Each holder of record of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
C.Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).
D.Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.
E.Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
F.The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
ARTICLE V
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
A.The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
B.The Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. The affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or by applicable law, shall be required in order for the stockholders of the Corporation to amend, alter, rescind, change, add or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
ARTICLE VI
BOARD OF DIRECTORS
A.Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed
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pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.
B.The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall continue to consist, as nearly as possible, of one-third of the total number of such directors, and the directors in each such class shall be elected for a three-year term; provided, however, that the term of all classes of directors shall terminate at the 2026 annual meeting of stockholders of the Corporation, notwithstanding that any such director may have previously been elected for a term extending beyond the 2026 annual meeting. Commencing with the 2026 annual meeting of stockholders of the Corporation, the Board shall cease to be divided into classes, and all directors shall be elected to hold office for a term of one year. Each director shall serve from the date of his or her election or appointment and until the next annual meeting at which the class of directors to which he or she belongs is elected (or, from and after the 2026 annual meeting of stockholders, the annual meeting following his or her election or appointment) and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. If the number of such directors is changed prior to the 2026 annual meeting of stockholders of the Corporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
C.Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Amended and Restated Stockholders Agreement, dated as of June 19, 2019, by and among the Corporation and the other parties named therein (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders).
D.Commencing with the 2026 annual meeting of stockholders of the Corporation, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. Prior to the 2026 annual meeting of stockholders of the Corporation, any or all such directors may be removed only for cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
E.Elections of directors need not be by written ballot unless the Bylaws shall so provide.
F.During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
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G.As used in this Article VI only, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and the term “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY
A.To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.
B.Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.
ARTICLE VIII
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGs OF STOCKHOLDERS
A.Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
B.Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairman of the Board of Directors.
C.An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.
ARTICLE IX
COMPETITION AND CORPORATE OPPORTUNITIES
A.In recognition and anticipation that members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
B.None of the Non-Employee Directors (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in this sentence being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to
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be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this Article IX. Subject to said Section (C) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.
C.The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article IX shall not apply to any such corporate opportunity.
D.In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.
E.For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
F.To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
ARTICLE X
DGCL SECTION 203 AND BUSINESS COMBINATIONS
A.The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
B.Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
1.
prior to such time, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or

2.
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3.
at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the

Page	C-5	Grocery Outlet 2022 Proxy Statement

affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation that is not owned by the interested stockholder, or
4.
the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

C.
For purposes of this Article X, references to:

1.
“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2.
“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.
Reserved.

4.
Reserved.

5.
“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)
any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;

(ii)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)
any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the

Page	C-6	Grocery Outlet 2022 Proxy Statement

interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv)
any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)
any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

6.
“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

7.
“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

8.
“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)
beneficially owns such stock, directly or indirectly; or

(ii)
has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such

Page	C-7	Grocery Outlet 2022 Proxy Statement

person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(iii)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

9.
“person” means any individual, corporation, partnership, unincorporated association or other entity.

10.
“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

11.
“voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article X to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE XI
MISCELLANEOUS
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
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Page	C-8	Grocery Outlet 2022 Proxy Statement

IN WITNESS WHEREOF, Grocery Outlet Holding Corp. has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this        day of                  , 2022.
GROCERY OUTLET HOLDING CORP.
By: Name: Title:
Page	C-9	Grocery Outlet 2022 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD79451-P71345! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.GROCERY OUTLET HOLDING CORP.5650 HOLLIS STREETEMERYVILLE, CA 94608Nominees:01) Carey F. Jaros02) Eric J. Lindberg, Jr.03) Norman S. Matthews2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year endingDecember 31, 2022.NOTE: In their discretion, the proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before theAnnual Meeting or any adjournments or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.3. To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation.4. To approve amendments to our Amended and Restated Certificate of Incorporation to (i) eliminate applicable supermajority voting requirements; and(ii) make certain other changes to remove obsolete language.5. To approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors by 2026.1. Election of Class III Directors.GROCERY OUTLET HOLDING CORP.The Board of Directors recommends you vote FOR thefollowing:The Board of Directors recommends you vote FOR the following proposals:! ! !! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GO2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.GROCERY OUTLET HOLDING CORP.Annual Meeting of StockholdersJune 6, 2022 11:00 AM Pacific Daylight TimeTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Eric J. Lindberg, Jr. and Charles C. Bracher, or either of them, as proxies, each with the powerto appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of theshares of Common Stock of Grocery Outlet Holding Corp. ("Grocery Outlet") that the undersigned would be entitled to voteat the Annual Meeting of Stockholders of Grocery Outlet to be held on June 6, 2022 at 11:00 AM Pacific Daylight Time atwww.virtualshareholdermeeting.com/GO2022 and any adjournment or postponement thereof (the "Annual Meeting").The undersigned revokes any proxy previously given to vote at such meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.In their discretion, the proxies are authorized to vote upon such other business as may properly come before theAnnual Meeting or any adjournment or postponement thereof.Continued and to be signed on reverse side